Exhibit 4.1

EXECUTION COPY

NISSAN MASTER OWNER TRUST RECEIVABLES

Issuer

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

SERIES 2016-A

INDENTURE SUPPLEMENT

Dated as of July 19, 2016

NISSAN MASTER OWNER TRUST RECEIVABLES,

SERIES 2016-A

-i-

TABLE OF CONTENTS

(continued)

-ii-

EXHIBIT A	Form of Series 2016-A Note
EXHIBIT B	Form of Monthly Servicer’s Statement
EXHIBIT C	Form of Authorized Officer Certificate
EXHIBIT D	Asset Repurchase Demand Activity Report

APPENDIX A	Regulation AB Representations, Warranties And Covenants

SERIES 2016-A INDENTURE SUPPLEMENT, dated as of July 19, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture Supplement”), by and between NISSAN MASTER OWNER TRUST RECEIVABLES, a Delaware statutory trust, as issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Indenture Trustee (the “Indenture Trustee”).

RECITALS

A. Section 2.12 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.

B. The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 2016-A Notes and specifying the principal terms thereof.

In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GRANTING CLAUSES

In addition to the Grant of the Indenture, the Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 2016-A Notes, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired) in, to and under:

(i) all Collections on the Receivables allocated to the Holders of the Series 2016-A Notes;

(ii) the Accumulation Account, the Reserve Account and all amounts on deposit therein from time to time; and

(iii) all present and future claims, demands, causes of action and choses in action regarding the foregoing and all payments on the foregoing and all proceeds of any nature whatsoever regarding the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, instruments, investment property, money, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of the foregoing.

The foregoing Grants are made in trust to secure (a) the Issuer’s obligations under the Series 2016-A Notes equally and ratably without prejudice, priority, or distinction between any Series 2016-A Note and any other Series 2016-A Note, (b) the payment of all other sums payable under the Series 2016-A Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 2016-A Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the end that the interests of Series 2016-A Noteholders may be adequately protected.

ARTICLE I

CREATION OF SERIES 2016-A NOTES

Section 1.01. Designation.

(a) There is hereby created a Series of Notes to be issued by the Issuer on the Series 2016-A Issuance Date pursuant to the Indenture and this Indenture Supplement to be known as the “Nissan Master Owner Trust Receivables, Series 2016-A Notes” or the “Series 2016-A Notes.” The Series 2016-A Notes will be due and payable on the Series 2016-A Final Maturity Date. The Series 2016-A Notes shall be issued in one Class, known as the “Class A Notes,” which shall be issued in two tranches. The first shall be known as the “Series 2016-A Floating Rate Notes, Class A-1” or the “Class A-1 Notes,” and the second shall be the known as the “Series 2016-A Fixed Rate Notes, Class A-2” or the “Class A-2 Notes.”

(b) The Series 2016-A Notes will be included in Excess Interest Sharing Group One and in Excess Principal Sharing Group One. The Series 2016-A Notes shall not be subordinated to any other Series.

(c) The first Payment Date with respect to the Series 2016-A Notes shall be August 15, 2016. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period and a year of 360 days. Interest on the Class A-2 Notes (including for the first Interest Period) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(d) The Series 2016-A Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” for all purposes under the Indenture. If any provision of the Series 2016-A Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 2016-A Notes or this Indenture Supplement, as the case may be, control.

(e) Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 2016-A and this Indenture Supplement and to no other Series or Indenture Supplement.

ARTICLE II

DEFINITIONS

Section 2.01. Definition.

Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“2008-1 Warehouse Series Indenture Supplement” means the 2008-1 Warehouse Series Second Amended and Restated Indenture Supplement, dated as of January 27, 2010, by and between the Issuer and Indenture Trustee, as amended by (i) the First Amendment to 2008-1 Warehouse Series Second Amended and Restated Indenture Supplement, dated as of January 26, 2011, (ii) the Second Amendment to 2008-1 Warehouse Series Second Amended and Restated Indenture Supplement, dated as of January 25, 2012, (iii) the Third Amendment to Warehouse Series Second Amendment and Restated Indenture Supplement, dated as of November 20, 2012 and (iv) the Fourth Amendment to 2008-1 Warehouse Series Second Amended and Restated Indenture Supplement, dated as of March 27, 2014.

“2008-1 Warehouse Series Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee substantially in the form set forth in the 2008-1 Warehouse Series Indenture Supplement.

“Accumulation Account” has the meaning specified in Section 4.10(a).

“Accumulation Period” means, unless an Early Amortization Period shall have occurred prior thereto, the period commencing on the Accumulation Period Commencement Date and terminating on the earlier of (i) the close of business on the day immediately preceding the date on which an Early Amortization Period commences and (ii) the last day of the Collection Period preceding the Payment Date on which the Series 2016-A Outstanding Principal Amount is expected to be paid in full.

“Accumulation Period Commencement Date” means, the close of business on December 1, 2018 or such later date as is determined in accordance with Section 4.11.

“Accumulation Period Length” has the meaning specified in Section 4.11.

“Accumulation Shortfall” means (i) on the first Payment Date with respect to the Accumulation Period, zero and (ii) thereafter, on each Payment Date with respect to the Accumulation Period, the excess, if any of the Controlled Deposit Amount for the preceding Payment Date over all amounts deposited in the Accumulation Account pursuant to Section 4.04(d)(i) on such Payment Date.

“Additional Interest” has the meaning set forth in Section 4.02(c).

“Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to amounts transferred to the Issuer on that date) on such day.

“Annex of Definitions” shall mean the Annex of Definitions attached to the Transfer and Servicing Agreement, as amended, supplemented or otherwise modified from time to time.

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Asset Representation Review Agreement” means the Asset Representations Review Agreement among the Issuer, Nissan Motor Acceptance Corporation, as Sponsor and Servicer, and Clayton Fixed Income Services LLC, as Asset Representations Reviewer, dated as of July 19, 2016.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Benefit Plan Investor” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or any entity or account deemed to hold the “plan assets” of any of the foregoing pursuant to Section 3(42) of ERISA and 29 C.F.R. Section 2510.3-101.

“Calculation Agent” means, initially, the Indenture Trustee and, thereafter, any other Person designated by the Indenture Trustee to act in such capacity.

“Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.

“Cash Management Account Balance” means, at any time, the aggregate of all amounts on deposit in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a Dealer.

“Class A-1 Initial Principal Amount” means $850,000,000.

“Class A-1 Monthly Interest” shall have the meaning set forth in Section 4.02(a).

“Class A-1 Note Rate” means, with respect to any Interest Period, a per annum rate equal to LIBOR as determined on the related Interest Determination Date plus 0.64%; provided, however, if the sum of LIBOR as determined on the related Interest Determination Date plus 0.64% is less than 0.00% for any Interest Period, then the Class A-1 Note Rate for such Interest Period will be deemed to be 0.00%.

“Class A-1 Noteholders” means the Holders of Class A-1 Notes.

“Class A-1 Outstanding Principal Amount” means, with respect to any date, an amount equal to (a) the Class A-1 Initial Principal Amount minus (b) the aggregate amount of any principal payments made to the Class A-1 Noteholders before such date.

“Class A-2 Initial Principal Amount” means $750,000,000.

“Class A-2 Monthly Interest” shall have the meaning set forth in Section 4.02(b).

“Class A-2 Note Rate” means a per annum rate equal 1.54%.

“Class A-2 Noteholders” means the Holders of Class A-2 Notes.

“Class A-2 Outstanding Principal Amount” means, with respect to any date, an amount equal to (a) the Class A-2 Initial Principal Amount minus (b) the aggregate amount of any principal payments made to the Class A-2 Noteholders before such date.

“Clearstream” means Clearstream Banking.

“Code” means the Internal Revenue Code of 1986.

“Collection Period” means, (i) with respect to the August 2016 Payment Date, the period commencing on (and including) July 1, 2016 and ending on (and including) July 31, 2016 and (ii) with respect to any other Payment Date, the calendar month preceding the month in which that Payment Date occurs.

“Controlled Accumulation Amount” means, for any Payment Date with respect to the Accumulation Period, $266,666,666.67; provided, however, that if the Accumulation Period Length is determined to be less than six months pursuant to Section 4.11, the Controlled Accumulation Amount for each Payment Date with respect to the Accumulation Period shall be equal to the quotient obtained by dividing (i) the Series 2016-A Initial Invested Amount by (ii) the Accumulation Period Length.

“Controlled Deposit Amount” means, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at: (i) for note transfer or surrender purposes, U.S. Bank National Association, 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services, and (ii) for all other purposes, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuer).

“Covered Amount” means, for any day on which amounts are on deposit in the Accumulation Account, an amount equal to the product of (i) a fraction, the numerator of which is 1 and the denominator of which is 360, (ii) the Weighted Average Note Interest Rate with respect to the Interest Period in which such day occurs and (iii) the sum of (x) the aggregate amount on deposit in the Accumulation Account, if any, on such day, and (y) the Series 2016-A Allocation Percentage of amounts on deposit in the Excess Funding Account on such day, if any, in each case, after giving effect to any deposit thereto on such day.

“Currency Swap Agreement” shall mean any currency swap agreement, entered into pursuant to Section 2.03 of the Trust Agreement and Section 5.08 of the Transfer and Servicing Agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Currency Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

“Currency Swap Counterparty” shall mean an unaffiliated third party, as currency swap counterparty under the Currency Swap Agreement, or any successor or replacement swap counterparty from time to time under the Currency Swap Agreement.

“Dealer Overconcentrations” means, for any Payment Date, with respect to the following Dealers or groups of affiliated Dealers, the sum of the following:

(A) the amount by which the aggregate balance of Principal Receivables due from AutoNation, Inc. and its Affiliates, less any amounts in the Cash Management Account relating to such Receivables, exceeds 10% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

(B) the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the first largest Dealer or group of Dealers which are Affiliates, excluding AutoNation, Inc., exceeds 4.00% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

(C) the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the second largest Dealer or group of Dealers which are Affiliates, excluding AutoNation, Inc., exceeds 3.50% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

(D) the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the third largest Dealer or group of Dealers which are Affiliates, excluding AutoNation, Inc., exceeds 3.25% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

(E) the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from the fourth largest Dealer or group of Dealers which are Affiliates, excluding AutoNation, Inc., exceeds 2.50% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date; and

(F) the amount by which the aggregate balance of Principal Receivables, less any amounts in the Cash Management Account relating to such Receivables, due from any other Dealer or group of Dealers which are Affiliates exceeds 2.00% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date.

“Defaulted Amount” means, for any day in a Collection Period, an amount (which shall not be less than zero) equal to (a) the principal balance of Receivables (net of any amounts on deposit in the Cash Management Account with respect to such Receivables) that became Defaulted Receivables on such day, minus (b) the principal amount of any such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of the Transfer and Servicing Agreement (except that if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables that are subject to reassignment to the Transferor shall be zero); minus (c) the principal amount of any such Defaulted Receivables which are to be purchased by the Servicer in accordance with the terms of the Transfer and Servicing Agreement (except that if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables that are subject to purchase by the Servicer shall be zero).

“Depository” means The Depository Trust Company or any successor appointed by the Issuer.

“Designated LIBOR Page” means the display on Reuters Screen, LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. Dollars.

“Designated Standard” means generally accepted accounting principles or international financial reporting standards, as selected by NMAC.

“Determination Date” means, for any Payment Date, the day that is two Business Days before such Payment Date and is the date on which payments to Series 2016-A Noteholders are determined.

“Early Amortization Event” means any event deemed to be an Early Amortization Event pursuant to Section 6.01.

“Early Amortization Period” means a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (i) the last day of the Collection Period preceding the Payment Date on which the Series 2016-A Outstanding Principal Amount is to be paid in full, (ii) if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which the Revolving Period recommences under the circumstances described in the Indenture and in Section 6.01 and (iii) the Trust Termination Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excess Interest Amounts” means, with respect to Series 2016-A, for any Payment Date, the excess (if any) of (i) the Series 2016-A Investor Available Interest Amounts for such Payment Date over (ii) the full amount required to be paid, without duplication, pursuant to clauses (i) through (vi) of Section 4.04(a) on such Payment Date.

“Excess Interest Sharing Group One” means Series 2016-A and each other Series specified in the related Indenture Supplement to be included in Excess Interest Sharing Group One from which, or to which, Excess Interest Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Interest Sharing Group One.

“Excess Principal Amounts” means, with respect to Series 2016-A, for any Payment Date, (i) during the Revolving Period, the Series 2016-A Investor Available Principal Amounts for the Collection Period related to such Payment Date, and (ii) during the Accumulation Period or the Early Amortization Period, the excess, if any, of (a) the Series 2016-A Investor Available Principal Amounts for the Collection Period related to such Payment Date over (b) the full amount required to be paid or deposited, without duplication, pursuant to clause (i) of Section 4.04(d) or clause (i) of Section 4.04(e) on such Payment Date.

“Excess Principal Sharing Group One” means Series 2016-A and each other Series specified in the related Indenture Supplement to be included in Excess Principal Sharing Group One from which, or to which, Excess Principal Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Principal Sharing Group One.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Hired Rating Agency” means any nationally recognized statistical rating organization that is hired by NMAC, as sponsor, to assign ratings on the Series 2016-A Notes and is then rating the Series 2016-A Notes.

“Incremental Overcollateralization Amount” means, on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Series 2016-A Invested Amount on such Payment Date before giving effect to distributions on such date, and the denominator of which is the Pool Balance as of the last day of the preceding Collection Period by (ii) the sum of:

(A) the aggregate principal amount of Ineligible Receivables, other than Ineligible Receivables that (I) became Defaulted Receivables during the preceding Collection Period or (II) are subject to reassignment from the Issuer;

(B) the Dealer Overconcentrations, other than the aggregate balance of Principal Receivables which comprise the Dealer Overconcentrations that (I) became Defaulted Receivables during the preceding Collection Period or (II) are subject to reassignment from the Issuer; and

(C) the amount by which the aggregate balance of Principal Receivables relating to Used Vehicles and Pre-Owned Vehicles less any amounts in the Cash Management Account relating to such Receivables exceeds 20% of the Pool Balance;

minus the reductions, and plus the reinstatements, in the Incremental Overcollateralization Amount as provided in Section 4.09. Each of clauses (A), (B) and (C) above shall be calculated on each Determination Date using balances and amounts as of the last day of the Collection Period preceding such Determination Date.

“Indenture” means the Indenture, dated as of July 24, 2003, between the Issuer and the Indenture Trustee, as amended and restated as of October 15, 2003 and as the same may be further amended, supplemented or otherwise modified from time to time.

“Instituting Noteholders” has the meaning specified in Section 8.10.

“Interest Deficiency” has the meaning specified in Section 4.02(c).

“Interest Determination Date” means, with respect to any Interest Period, the day that is two London Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, the next Business Day).

“Interest Period” means, with respect to any Payment Date, (i) with respect to the Class A-1 Notes, the period from and including the Payment Date immediately preceding such Payment Date to but excluding such Payment Date (or, in the case of the first Payment Date, from and including the Series 2016-A Issuance Date) to but excluding such Payment Date and (ii) with respect to the Class A-2 Notes, the period from and including the 15th day of the preceding calendar month to but excluding the 15th day of the month in which such Payment Date occurs (or, in the case of the first Payment Date, from and including the Series 2016-A Issuance Date to but excluding August 15, 2016).

“Interest Shortfall” means, with respect to Series 2016-A for any Payment Date, the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through (iv) of Section 4.04(a) on such Payment Date over (b) the Series 2016-A Investor Available Interest Amounts for such Payment Date.

“Investor Charge-Offs” has the meaning specified in Section 4.05.

“LIBOR” has the meaning specified in Section 4.13.

“London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Managed Portfolio” means NMAC’s U.S. managed portfolio of Dealer accounts.

“Monthly Interest” means, with respect to any Payment Date, the sum of the Class A-1 Monthly Interest and the Class A-2 Monthly Interest.

“Monthly Payment Rate” means, with respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Principal Collections with respect to such Collection Period and the denominator of which is the average of the Pool Balance on the first and last day of such Collection Period.

“Monthly Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the arithmetic average of the Series 2016-A Nominal Liquidation Amount as of each day during the preceding Collection Period.

“Note Interest Rate” means, for any Interest Period, (i) with respect to the Class A-1 notes, the Class A-1 Note Rate and (ii) with respect to the Class A-2 notes, the Class A-2 Note Rate.

“Noteholder Direction” has the meaning specified in Section 8.10.

“Payment Date” means August 15, 2016 and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or any entity or account deemed to hold the “plan assets” of any of the foregoing.

“Primary Series 2016-A Overcollateralization Amount” means, as of any Payment Date, the Series 2016-A Overcollateralization Percentage of the Series 2016-A Initial Principal Amount on such date minus the reductions, and plus the reinstatements, in the Primary Series 2016-A Overcollateralization Amount as provided in Section 4.09.

“Principal Shortfall” means, with respect to Series 2016-A, (a) for any Payment Date with respect to the Revolving Period, zero, (b) for any Payment Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to such Payment Date over the amount of Series 2016-A Investor Available Principal Amounts for such Payment Date and (c) for any Payment Date with respect to the Early Amortization Period, the excess, if any, of the Series 2016-A Invested Amount over the amount of Series 2016-A Investor Available Principal Amounts for such Payment Date.

“Prospectus” means the final prospectus dated July 12, 2016, relating to the offering of the Series 2016-A Notes.

“Rating Agency” means, with respect to any series of Notes, any nationally recognized statistical rating organization that is hired by NMAC, as sponsor, to assign ratings on such series of Notes and is then rating such series of Notes.

“Reallocated Principal Collections” means, with respect to any Payment Date, the amount of Series 2016-A Investor Available Principal Amounts reallocated in accordance with Section 4.06, which amount shall not exceed the Series 2016-A Overcollateralization Amount for such Payment Date (after giving effect to any changes therein on such Payment Date).

“Reassignment Amount” means, with respect to any Payment Date, after giving effect to any deposits and distributions otherwise to be made on such Payment Date, the sum of (a) the Series 2016-A Outstanding Principal Amount on such Payment Date, plus (b) Monthly Interest for such Payment Date and any Monthly Interest previously due but not distributed to the Series 2016-A Noteholders, plus (c) Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed to the Series 2016-A Noteholders on a prior Payment Date.

“Required Federal Income Tax Opinion” means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes (i) the action will not adversely affect the tax characterization as debt of the notes of any outstanding Series or Class issued by the Issuer that were characterized as debt at the time of their issuance, (ii) the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation and (iii) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of notes of any outstanding Series or Class issued by the Issuer.

“Required Participation Amount” means the sum of (i) the sum, for each outstanding Series, of (x) the Required Participation Percentage for such Series multiplied by (y) the respective Invested Amount for such Series and (ii) the sum of the Required Overcollateralization Amounts of all outstanding Series.

“Required Participation Percentage” means, with respect to Series 2016-A, 100%; provided, however, that the Transferor may, in its sole discretion, increase this percentage; provided, however that if the Transferor voluntarily increases the Required Participation Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Required Participation Percentage to 100% or higher, so long as the Rating Agency Condition shall have been satisfied with respect to the Series 2016-A Notes and any other outstanding and rated series or class of Notes.

“Required Series 2016-A Overcollateralization Amount” means, for any Payment Date, the sum of (a) the product of (i) the Series 2016-A Overcollateralization Percentage on such date and (ii) the Series 2016-A Initial Principal Amount and (b) the Incremental Overcollateralization Amount on such date.

“Reserve Account” has the meaning specified in Section 4.12(a).

“Reserve Account Initial Deposit” means $8,000,000.

“Retained Notes” means any Series 2016-A Notes retained in the initial offering thereof by the Transferor or NMAC or conveyed to an Affiliate.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 8.10 to the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.5 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Status Percentage for any Payment Date exceeds the Status Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Revolving Period” means the period beginning on the Series 2016-A Issuance Date and terminating on the earlier of (i) the close of business on the day immediately preceding the date on which an Early Amortization Period commences and (ii) the close of business on the day immediately preceding the date on which the Accumulation Period commences; provided, however, that so long as the Accumulation Period has not commenced, the Revolving Period may recommence if an Early Amortization Event has been terminated as provided in Section 6.01.

“Series 2016-A” means the Series of Notes, the terms of which are specified in this Indenture Supplement.

“Series 2016-A Allocable Defaulted Amounts” means, for any day in a Collection Period, the product of (a) the Series 2016-A Allocation Percentage for such day and (b) the Defaulted Amounts processed on such day.

“Series 2016-A Allocable Interest Collections” means, for any day in a Collection Period, the product of (a) the Series 2016-A Allocation Percentage for such day and (b) Interest Collections as to which such day is the Date of Processing for such Interest Collections.

“Series 2016-A Allocable Principal Collections” means, for any day in a Collection Period, the product of (a) the Series 2016-A Allocation Percentage for such day and (b) Principal Collections as to which such day is the Date of Processing for such Principal Collections.

“Series 2016-A Allocation Percentage” means, for any day in a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 2016-A Nominal Liquidation Amount for such day (or with respect to any day in the July 2016 Collection Period, the Series 2016-A Nominal Liquidation Amount as of the Series 2016-A Issuance Date) and the denominator of which is the sum of the Series Nominal Liquidation Amounts for all outstanding Series of Notes (including Series 2016-A) for such day (or with respect to any day in the July 2016 Collection Period, the sum of the Series Nominal Liquidation Amounts for all outstanding Series of Notes (including Series 2016-A) as of the Series 2016-A Issuance Date (after giving effect to the application of proceeds from the issuance of the Series 2016-A Notes)). Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2016-A Nominal Liquidation Amount and Trust Nominal Liquidation Amount with respect to such Series shall be as of the last day of the preceding Collection Period.

“Series 2016-A Cut-off Date” means June 30, 2016.

“Series 2016-A Expected Final Payment Date” means the Payment Date occurring on June 17, 2019.

“Series 2016-A Final Maturity Date” means June 15, 2021.

“Series 2016-A Fixed Allocation Percentage” means, for any day during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2016-A Nominal Liquidation Amount as of the close of business on the last day of the Revolving Period and the denominator of which is the product of (i) the Series 2016-A Allocation Percentage for such day in the Collection Period and (ii) the Pool Balance as of the last day of the proceeding Collection Period.

“Series 2016-A Floating Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2016-A Nominal Liquidation Amount for such day (or with respect to any day in the July 2016 Collection Period, the Series 2016-A Nominal Liquidation Amount as of the Series 2016-A Issuance Date) and the denominator of which is the product of (i) the Series 2016-A Allocation Percentage for such day and (ii) the Pool Balance as of the last day of the proceeding Collection Period. Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2016-A Nominal Liquidation Amount shall be as of the last day of the preceding Collection Period.

“Series 2016-A Initial Invested Amount” means $1,600,000,000.

“Series 2016-A Initial Principal Amount” means the sum of the Class A-1 Initial Principal Amount and the Class A-2 Initial Principal Amount.

“Series 2016-A Invested Amount” means, as of any day during a Collection Period, an amount equal to the Series 2016-A Initial Invested Amount minus the reductions, and plus the reinstatements and increases, if any, in the Series 2016-A Invested Amount as provided in Section 4.09.

“Series 2016-A Invested Amount Deficit” means, as of any Payment Date, the amount, if any, by which (i) the Series 2016-A Outstanding Principal Amount on such date less the amount (other than investment earnings), if any, on deposit in the Accumulation Account on such date and the Series 2016-A Allocation Percentage for such date of amounts (other than investment earnings), if any, on deposit in the Excess Funding Account on such date, exceeds (ii) the Series 2016-A Invested Amount on such date.

“Series 2016-A Investor Available Interest Amounts” means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 2016-A Floating Allocation Percentage for such day and the Series 2016-A Allocable Interest Collections for such day, plus (b) all net investment earnings on amounts (if any) on deposit in the Accumulation Account and the Reserve Account, plus (c) the sum of, for each day during such Collection Period, the product of the Series 2016-A Allocation Percentage for such day and all net investment earnings on amounts (if any) on deposit in the Collection Account and the Excess Funding Account on such day, plus (d) Reallocated Principal Collections for the Payment Date following such Collection Period, plus (e) the aggregate amount of funds, if any, which pursuant to the last sentence of Section 4.01(d) are required to be included in Series 2016-A Investor Available Interest Amounts with respect to the Payment Date following such Collection Period, plus, (f) the amount, if any, of collections of Interest Receivables as to which the Date of Processing occurs in the Collection Period following such Collection Period (but prior to the Payment Date following such Collection Period) which the Issuer instructs the Servicer to include in Series 2016-A Investor Available Interest Amounts for such Collection Period (but in no event to exceed the product of (i) the Series 2016-A Series Allocation Percentage, (ii) the Series 2016-A Floating Allocation Percentage and (iii) the amount of such collections of Interest Receivables), minus (g) the amount, if any, which the Issuer instructed the Servicer pursuant to preceding clause (f) to include in Series 2016-A Investor Available Interest Amounts with respect to the Collection Period immediately preceding such Collection Period.

“Series 2016-A Investor Available Principal Amounts” means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 2016-A Allocable Principal Collections on such day and (i) during the Revolving Period, the Series 2016-A Floating Allocation Percentage for such day or (ii) after the Revolving Period, the Series 2016-A Fixed Allocation Percentage for such day, plus (b) the amount of Series 2016-A Investor Available Interest Amounts treated as Series 2016-A Investor Available Principal Amounts on the Payment Date following such Collection Period to cover Series 2016-A Investor Defaulted Amounts and to reimburse the Series 2016-A Nominal Liquidation Amount Deficit, plus (c) the amount of Series 2016-A Investor Available Interest Amounts treated as Series 2016-A Investor Available Principal Amounts on each Payment Date on and after the occurrence of an Event of Default and a declaration that all Series 2016-A Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture, minus (d) Reallocated Principal Collections for such Collection Period.

“Series 2016-A Investor Defaulted Amounts” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of the Series 2016-A Floating Allocation Percentage on such day and the Series 2016-A Allocable Defaulted Amounts on such day.

“Series 2016-A Issuance Date” means July 19, 2016.

“Series 2016-A Nominal Liquidation Amount” means, for any day in a Collection Period, the sum of (i) the Series 2016-A Invested Amount on such day and (ii) the Series 2016-A Overcollateralization Amount as of the Payment Date on or preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

“Series 2016-A Nominal Liquidation Amount Deficit” means as of any Payment Date, the sum of (i) the Series 2016-A Invested Amount Deficit and (ii) the Series 2016-A Overcollateralization Amount Deficit.

“Series 2016-A Noteholder” means the Person in whose name a Series 2016-A Note is registered in the Note Register.

“Series 2016-A Noteholders’ Collateral” means the Noteholders’ Collateral for Series 2016-A.

“Series 2016-A Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Series 2016-A Note Owner” means, with respect to a Book-Entry Note, any Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Series 2016-A Outstanding Principal Amount” means, with respect to any date, the sum of the Class A-1 Outstanding Principal Amount and the Class A-2 Outstanding Principal Amount, in each case, as of such date.

“Series 2016-A Overcollateralization Amount” means the sum of (i) the Primary Series 2016-A Overcollateralization Amount and (ii) the Incremental Overcollateralization Amount.

“Series 2016-A Overcollateralization Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the aggregate amount of reductions of the Series 2016-A Overcollateralization Amount due to Investor Charge-Offs Reallocated Principal Collections as provided in Section 4.09(b) through such date exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions as provided in Section 4.09(c) through such date.

“Series 2016-A Overcollateralization Percentage” means 23.46%, provided, however, that (i) the Transferor may, in its sole discretion, increase this percentage, provided, however, that if the Transferor voluntarily increases the Series 2016-A Overcollateralization Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Series 2016-A Overcollateralization Percentage to 23.46% or higher so long as the Rating Agency Condition shall have been satisfied with respect to the Series 2016-A Notes and any other outstanding and rated series or class of Notes, and (ii) this percentage will increase to 27.39% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% and this percentage will further increase to 31.58% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30% provided, further, however, that if this overcollateralization percentage is increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods subsequently increases to more than 30%, but less than 35%, then the overcollateralization percentage shall decrease to 27.39%, and if this overcollateralization percentage is further increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods further increases to more than 35%, then the overcollateralization percentage shall decrease to 23.46%.

“Servicing Fee Rate” means 1.0% per annum or such lesser percentage as may be specified by the Servicer in an Officer’s Certificate delivered to the Indenture Trustee stating that, in the reasonable belief of the Servicer, such change in percentage will not result in a Significant Adverse Effect.

“Shared Excess Interest Amounts” means, for any Payment Date, for each Series in Excess Interest Sharing Group One, the sum of the Excess Interest Amounts for each of those Series.

“Shared Excess Principal Amounts” means, for any Payment Date, for each Series in Excess Principal Sharing Group One, the sum of the Excess Principal Amounts for each of those Series.

“Similar Law” means any law that is similar to Title I of ERISA or Section 4975 of the Code.

“Specified Reserve Account Balance” means with respect to any Payment Date, an amount equal to the product of 0.50% and the Series 2016-A Initial Invested Amount.

“Status Percentage” means, with respect to each Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of Status Receivables in the Managed Portfolio as of the last day of that Collection Period to (ii) the aggregate principal balance of all Receivables in the Managed Portfolio as of the last day of that Collection Period.

“Status Receivables” means, as of any date of determination, all Receivables owing under Accounts related to Dealers that the Servicer has classified as “Status” in accordance with the Floorplan Financing Guidelines, as reflected on the Servicer’s records as of such date of determination.

“Status Trigger” means, for any Determination Date and the related Collection Period, 10.20%.

“Subject Assets” means, with respect to any Asset Review, all Status Receivables owned by the Issuing Entity as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Tax Retained Notes” if any, means any Notes while held by either: (i) the Issuer for federal income tax purposes or an entity which for federal income tax purposes is considered the same Person as the Issuer, (ii) an entity that is a member of an expanded group (as defined in

Proposed Treasury Regulation section 1.385-1(b)(3) or any successor regulation then in effect) that includes the Issuer (or an entity which for federal income tax purposes is considered the same Person as the Issuer) or (iii) a “controlled partnership” (as defined in Proposed Treasury Regulation section 1.385-1(b)(1)) of such expanded group (or a disregarded entity owned directly or indirectly by such person described in clause (ii) or (iii)).

“Trust Agreement” means the Trust Agreement, dated as of May 13, 2003 between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed, as amended and restated as of July 24, 2003, as further amended and restated as of October 15, 2003, and as the same may be further amended, supplemented or otherwise modified from time to time.

“Underwriters” is defined in the Underwriting Agreement.

“Underwriting Agreement” means that certain underwriting agreement, dated July 12, 2016, among the Issuer, NMAC, the Transferor and the representative of the several Underwriters party thereto.

“Verification Documents” means, with respect to any Series 2016-A Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Series 2016-A Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

“Weighted Average Note Interest Rate” means, with respect to any Interest Period, the weighted average of the Class A-1 Note Rate and the Class A-2 Note Rate (weighted on the basis of the outstanding principal balance of the Class A-1 Notes and the Class A-2 Notes as of the close of business on the preceding Payment Date after giving effect to all payments made on such Payment Date).

Section 2.02. Other Definitional Provisions.

(a) All terms used herein and not otherwise defined herein have meanings ascribed to them in the Annex of Definitions.

(b) All terms defined in this Indenture Supplement have the same defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture Supplement or in any such certificate or other document, and accounting terms partly defined in this Indenture Supplement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under Designated Standards or regulatory accounting principles, as applicable and as in effect on the date of this Indenture Supplement, provided, however, if NMAC selects international financial reporting standards, such accounting terms will have the respective meanings given to them at that time. To the extent that the definitions of accounting terms in this Indenture Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under Designated Standards or regulatory accounting principles in the United States, the definitions contained in this Indenture Supplement or in any such certificate or other document control.

(d) Unless otherwise specified, references to any dollar amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.

(e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture Supplement refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture Supplement, unless otherwise specified. The term “including” means “including without limitation” and the term “or” is not exclusive. References to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto.

Section 2.03. Registration of and Limitations on Transfer and Exchange of Notes.

(a) By acquiring a Series 2016-A Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to (a) represent and warrant that either (i) it is not acquiring the Series 2016-A Note (or interest therein) with the assets of a Plan; or (ii) the acquisition and holding of the Series 2016-A Note (or interest therein) will not, in the case of a Benefit Plan Investor, give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, result in a violation of Similar Law and (b) acknowledge and agree that the Series 2016-A Note (or interest therein) is not eligible for acquisition by Benefit Plan Investors or Plans that are subject to Similar Law at any time that such Series 2016-A Note is not rated investment grade by a nationally recognized statistical rating organization or has been characterized as other than indebtedness for applicable local law purposes.

(b) No Note (or interest therein) shall be acquired by a person described in clause (ii) or (iii) of the definition of Tax Retained Notes if for purposes of Treasury Regulation section 1.7704-1(h) such acquisition could cause the number of such separate holders described in clauses (ii) and (iii) of the definition of Tax Retained Notes to exceed 90. Any Tax Retained Notes (or interest therein) will not be transferred by a holder thereof for federal income tax purposes unless a written opinion of counsel, is delivered to the Indenture Trustee to the effect that, for federal income tax purposes, (i) such transfer will not result in the Issuer becoming an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes or (ii) such Notes after such transfer will be treated as debt and, if there are other Notes of the same Class as such transferred Notes which are not Tax Retained Notes prior to such transfer, for such purposes such Notes will be fungible with such other Notes of the same Class; provided, however that fungibility need not take into account whether Notes are, or are not, Definitive Notes. The Issuer hereby agrees to ensure compliance with the preceding sentences. Any purported transfer of a Note not in accordance with this Section 2.03(b) shall be null and void ab initio and shall not be given effect for any purpose hereunder.

Section 2.04. Definitive Notes.

Except for Retained Notes, if any (which shall be originally issued as Definitive Notes), if any of the following events occurs:

(i) (1) the Transferor or the Administrator advises the Indenture Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency or Foreign Clearing Agency with respect to the Book-Entry Notes for Series 2016-A and (2) the Transferor, the Indenture Trustee or the Administrator is unable to locate and reach an agreement on satisfactory terms with a qualified successor; or

(ii) the Transferor, the Indenture Trustee or the Administrator, as applicable, at its option and to the extent permitted by law, elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to the Series 2016-A Notes; or

(iii) after the occurrence of a Servicer Default or an Event of Default, Beneficial Owners of at least a majority of the Series 2016-A Outstanding Principal Amount of the Series 2016-A Notes advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the appropriate Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Beneficial Owners of the Series 2016-A Notes;

then, the Indenture Trustee will, through the appropriate Clearing Agency or Foreign Clearing Agency, notify all Beneficial Owners of the Series 2016-A Notes of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners of the Series 2016-A Notes. Upon surrender to the Indenture Trustee at the Corporate Trust Office of the certificates representing the Series 2016-A Notes, accompanied by registration instructions from the applicable Clearing Agency, the Issuer will execute and the Indenture Trustee will authenticate Definitive Notes for Series 2016-A and will recognize the registered holders of such Definitive Notes as Noteholders under the Indenture. Neither the Issuer nor the Indenture Trustee will be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and will be protected in relying on, such instructions. Upon the issuance of Definitive Notes for Series 2016-A , all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency will be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee will recognize the registered holders of the Definitive Notes for Series 2016-A as Noteholders of such Series under the Indenture. Definitive Notes will be transferable and exchangeable at the offices of the Transfer Agent and Registrar which initially is the Corporate Trust Office of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

ARTICLE III

SERVICING FEE

Section 3.01. Servicing Compensation.

The share of the Servicing Fee allocable to the Series 2016-A Noteholders with respect to any Payment Date is equal to the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 2016-A Noteholders will be paid by the holders of the Transferor Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event will the Issuer, the Indenture Trustee or the Series 2016-A Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the Noteholders of any other Series. The Servicer may, by prior written notice to the Indenture Trustee, elect to waive the Monthly Servicing Fee for any Collection Period. Such waived Monthly Servicing Fee will be reimbursed on the Payment Date related to the subsequent Collection Period pursuant to Section 4.04(a).

ARTICLE IV

RIGHTS OF SERIES 2016-A NOTEHOLDERS

AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01. Collections and Allocations.

(a) Allocations. Interest Collections, Principal Collections and the Defaulted Amount allocated to Series 2016-A pursuant to Article VIII of the Indenture and Section 4.01(b) shall be allocated between the Series 2016-A Noteholders and the holders of the Transferor Interest pursuant to Section 4.01(c) and (d) and then distributed as set forth in this Article IV.

(b) Series Allocations. Prior to the close of business on each day during a Collection Period, the Servicer will (i) determine the Series 2016-A Allocation Percentage for such day and (ii) allocate Interest Collections, Principal Collections and the Defaulted Amount to Series 2016-A based on the Series 2016-A Allocation Percentage on such day. All Principal Collections for the related Collection Period with respect to each Receivable (including any payoff) shall be posted to the Servicer’s Dealer records in accordance with the Servicer’s customary servicing practices.

(c) Allocations to Series 2016-A Noteholders. The Servicer shall, prior to the close of business on each day during a Collection Period, allocate to the Series 2016-A Noteholders the following amounts as set forth below:

(i) Allocations of Interest Collections. The Servicer shall allocate to the Series 2016-A Noteholders and deposit in the Collection Account for application as provided herein, an amount equal to the product of (A) the Series 2016-A Floating Allocation Percentage for such day and (B) the Series 2016-A

Allocable Interest Collections as to which such day is the Date of Processing for such Collections; provided, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period.

(ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2016-A Noteholders the following amounts as set forth below:

(A) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall allocate to the Series 2016-A Noteholders and deposit into the Collection Account for application as provided herein, an amount equal to the product of (I) the Series 2016-A Floating Allocation Percentage for such day and (II) the Series 2016-A Allocable Principal Collections for such day; provided, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period; provided, further, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer, in its sole discretion, may distribute any amounts owed to the holders of the Transferor Interest directly to such holders in lieu of depositing such amounts into the Collection Account.

(B) Allocations During the Accumulation Period and the Early Amortization Period. During the Accumulation Period and the Early Amortization Period, the Servicer shall allocate to the Series 2016-A Noteholders and deposit in the Collection Account for application as provided herein, an amount equal to the product of (I) the Series 2016-A Fixed Allocation Percentage for such day and (II) the Series 2016-A Allocable Principal Collections for such day; provided, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period; provided, further, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer, in its sole discretion, may distribute any amounts owed to the holders of the Transferor Interest directly to such holders in lieu of depositing such amounts into the Collection Account.

(iii) Allocations of Defaulted Amounts. The Servicer shall allocate to the Series 2016-A Noteholders the product of (A) the Series 2016-A Floating Allocation Percentage for such day and (B) the Series 2016-A Allocable Defaulted Amounts on such day.

(d) Allocation to Holders of the Transferor Interest. Prior to the close of business, on each day during a Collection Period, the Servicer shall allocate and, in the case of clauses (i) and (ii) below (except as set forth in the provisos following clause (iii) below), distribute to the holders of the Transferor Interest in accordance with the Trust Agreement the following amounts:

(i) the portion of the Series 2016-A Allocable Interest Collections not allocated to the Series 2016-A Noteholders pursuant to Section 4.01(c)(i) above;

(ii) the portion of the Series 2016-A Allocable Principal Collections not allocated to the Series 2016-A Noteholders pursuant to Section 4.01(c)(ii) above; and

(iii) the portion of the Series 2016-A Allocable Defaulted Amounts not allocated to the Series 2016-A Noteholders pursuant to Section 4.01(c)(iii) above;

provided, however, that the Servicer will not distribute to the holders of the Transferor Interest their allocation of Series 2016-A Allocable Interest Collections and Series 2016-A Allocable Principal Collections if and to the extent that the Adjusted Pool Balance does not equal or exceed the Required Participation Amount as of such day. Subject to the immediately succeeding sentence, any amount not distributed to the holders of the Transferor Interest in accordance with the proviso to the preceding sentence shall be deposited by the Servicer (on the date not so distributed) into the Excess Funding Account. Notwithstanding the foregoing, before distributing to the holders of the Transferor Interest any portion of their allocation of Series 2016-A Allocable Interest Collections or Series 2016-A Allocable Principal Collections or depositing any portion of their allocation of Series 2016-A Allocable Interest Collections or Series 2016-A Principal Collections into the Excess Funding Account, (i) on any day on which amounts are on deposit in the Accumulation Account, the Servicer shall first deduct therefrom the excess, if any, of the Covered Amount for such day over the sum of all net investment earnings for such day on (x) amounts on deposit in the Accumulation Account and the Reserve Account and (y) the Series 2016-A Allocation Percentage of amounts (if any) on deposit in the Excess Funding Account and the Collection Account, and treat such amounts as Series 2016-A Investor Available Interest Amounts and (ii) after giving full effect to preceding clause (i), with respect to the 2008-1 Warehouse Series Notes, on any day on which the Maximum Facility Amount exceeds the Warehouse Series Outstanding Principal Amount on such day (as each such term is defined in the 2008-1 Warehouse Series Indenture Supplement), the Servicer shall deduct from any such amounts then remaining, an amount equal to the product of (A) the Daily Unused Facility Fee (as defined in the 2008-1 Warehouse Series Indenture Supplement) for such day and (B) the Warehouse Series Allocation Percentage (as defined in the 2008-1 Warehouse Series Indenture Supplement) for such day (not to exceed the remaining amount which would otherwise be distributed to the holders of the Transferor Interest on such day), and include such amounts in the Warehouse Series Investor Available Interest Amounts (as defined in the 2008-1 Warehouse Series Indenture Supplement) to be distributed on the immediately succeeding Payment Date (as defined in the 2008-1 Warehouse Series Indenture Supplement) pursuant to Section 4.04(a)(iii) of the 2008-1 Warehouse Series Indenture Supplement, but only to the extent necessary to cover any shortfall (determined without giving effect to any Shared Excess Interest Amounts for such Payment Date available from other outstanding Series in Excess Interest Sharing Group One) with respect to the Unused Facility Fee (as defined in the 2008-1 Warehouse Series Indenture Supplement) for such Payment Date.

Section 4.02. Determination of Monthly Interest.

(a) The amount of monthly interest (the “Class A-1 Monthly Interest”) distributable from the Collection Account with respect to the Class A-1 Notes on any Payment Date will be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class A-1 Note Interest Rate with respect to the related Interest Period and (iii) the Series 2016-A Class A-1 Outstanding Principal Amount as of the first day of the related Interest Period, after giving effect to any deposits and distributions to be made on such date (or, with respect to the first Payment Date following the Series 2016-A Issuance Date, the Class A-1 Initial Principal Amount).

(b) The amount of monthly interest (the “Class A-2 Monthly Interest”) distributable from the Collection Account with respect to the Class A-2 Notes on any Payment Date will be an amount equal to the product of (i) a fraction, the numerator of which is 30 days (or, with respect to the first Payment Date following the Series 2016-A Issuance Date, the actual number of days in the related Interest Period (assuming 30-day calendar months)) and the denominator of which is 360, (ii) the Class A-2 Note Rate with respect to the related Interest Period and (iii) the Class A-2 Outstanding Principal Amount as of the first day of the related Interest Period, after giving effect to any deposits and distributions to be made on such date (or, with respect to the first Payment Date following the Series 2016-A Issuance Date, the Class A-2 Initial Principal Amount).

(c) On the Determination Date immediately preceding each Payment Date, the Servicer will determine, with respect to each of the Class A-1 Notes and the Class A-2 Notes, the excess, if any (such excess, the “Interest Deficiency”), of (x) the Monthly Interest with respect to such Notes for such Payment Date over (y) the aggregate amount of funds allocated and available to pay the Monthly Interest for such Notes on such Payment Date. If the Interest Deficiency with respect to the Class A-1 Notes or the Class A-2 Notes for any Payment Date is greater than zero, on each subsequent Payment Date until such Interest Deficiency is fully paid, an additional amount (the “Additional Interest”) equal to the product of (i)(A) with respect to the Class A-1 Notes, a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (B) with respect to the Class A-2 Notes, one-twelfth, (ii) the applicable Note Interest Rate with respect to the related Interest Period and (iii) such Interest Deficiency (or the portion thereof which has not been paid to the Series 2016-A Noteholders) will be payable as provided herein with respect to the related Notes. Notwithstanding anything to the contrary herein, the Additional Interest will be payable or distributed to the Series 2016-A Noteholders only to the extent permitted by applicable law.

Section 4.03. [Reserved].

Section 4.04. Application of Available Amounts on Deposit in the Collection Account, the Accumulation Account and Other Sources of Payment.

(a) On each Payment Date, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, Series 2016-A Investor Available Interest Amounts (excluding Reallocated Principal Collections for such Payment Date) on deposit in the Collection Account with respect to such Payment Date (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits in the following priority:

(i) [reserved];

(ii) [reserved];

(iii) an amount equal to the Monthly Servicing Fee for such Payment Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date, will be distributed to the Servicer;

(iv) an amount equal to Monthly Interest for such Payment Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 2016-A Noteholders on a prior Payment Date, plus the amount of any Additional Interest for such Payment Date, plus the amount of any Additional Interest previously due but not distributed to the Series 2016-A Noteholders on a prior Payment Date, will be distributed to the Paying Agent for payment to the Series 2016-A Noteholders, pro rata between the Class A-1 Noteholders and the Class A-2 Noteholders based on amounts due, on such Payment Date;

(v) an amount equal to the sum of (y) the aggregate Series 2016-A Investor Defaulted Amounts for the related Collection Period and (z) the Series 2016-A Nominal Liquidation Amount Deficit, if any, will be applied as Series 2016-A Investor Available Principal Amounts for such Payment Date and, in the case of the amounts described in clause (z), will reinstate the Series 2016-A Nominal Liquidation Amount pursuant to Section 4.09(c);

(vi) an amount, if any, equal to the excess of the Specified Reserve Account Balance over all amounts on deposit in the Reserve Account on such Payment Date (after giving effect to the withdrawal of net investment earnings thereon for deposit into the Collection Account pursuant to Section 4.12(b), will be deposited in the Reserve Account;

(vii) on each Payment Date on and after the occurrence of an Event of Default and a declaration that all Series 2016-A Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture, remaining Series 2016-A Investor Available Interest Amounts for such Payment Date will be treated as Series 2016-A Investor Available Principal Amounts and will be distributed pursuant to Section 4.04(e) hereof, unless and until such declaration of acceleration has been rescinded and annulled pursuant to Section 5.03(b) of the Indenture;

(viii) if the Servicer elected to waive the Monthly Servicing Fee for the preceding Collection Period, the Indenture Trustee will apply any remaining funds to reimburse the Servicer for such waived Monthly Servicing Fee;

(ix) an amount equal to the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group One will be treated as Shared Excess Interest Amounts available from Series 2016-A and applied to cover the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group One in accordance with Section 8.05(a) of the Indenture;

(x) to the Indenture Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days;

(xi) to the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days;

(xii) to the Asset Representations Reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days; and

(xiii) all remaining Series 2016-A Investor Available Interest Amounts for such Payment Date will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Currency Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such deficiency.

(b) If Series 2016-A Investor Available Interest Amounts for the Collection Period related to any Payment Date (excluding Reallocated Principal Collections for such Payment Date) are insufficient to make all distributions and deposits required under clauses (i) through (vi) of Section 4.04(a), available amounts from the following sources on such Payment Date will be applied in the following order to make up the Interest Shortfall with respect to Series 2016-A: (i) from Shared Excess Interest Amounts for such Payment Date available from other outstanding Series in Excess Interest Sharing Group One as provided in Section 4.07, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (i) through (vi) of Section 4.04(a) and in the order of priorities as set forth in Section 4.04(a), (ii) from amounts on deposit in the Reserve Account on such Payment Date as provided in Section 4.12, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (iii) through (v) of Section 4.04(a) and in the order of priorities as set forth in Section 4.04(a) and (iii) from Reallocated Principal Collections for such Payment Date as provided in Section 4.06, provided, that such amounts will be applied only to cover shortfalls in the distributions required under clause (iv) of Section 4.04(a) and only to the extent of the Series 2016-A Overcollateralization Amount.

(c) On each Payment Date with respect to the Revolving Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, Series 2016-A Investor Available Principal Amounts for the Collection Period related to such Payment Date, to make the following distributions or deposits in the following priority:

(i) such Series 2016-A Investor Available Principal Amounts on deposit in the Collection Account for the related Collection Period, in an amount equal to the Monthly Interest due but not distributed to the Series 2016-A Noteholders on such Payment Date in accordance with Section 4.04(a)(iv), will be distributed to the Paying Agent for payment to the Series 2016-A Noteholders on such Payment Date;

(ii) the balance of such Series 2016-A Investor Available Principal Amounts not applied pursuant to clause (i) above, will be treated as Shared Excess Principal Amounts available from Series 2016-A and applied to cover the Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture;

(iii) the balance of such Series 2016-A Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above, will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) available to be transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement; and

(iv) the balance of such Series 2016-A Investor Available Principal Amounts not applied pursuant to clauses (i), (ii) or (iii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Currency Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.

(d) On each Payment Date with respect to the Accumulation Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 2016-A Investor Available Principal Amounts for the Collection Period related to such Payment Date (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits in the following priority:

(i) an amount equal to the lesser of (x) the Controlled Deposit Amount for such Payment Date and (y) the Series 2016-A Invested Amount for such Payment Date shall be deposited into the Accumulation Account;

(ii) the balance of such Series 2016-A Investor Available Principal Amounts not applied pursuant to preceding clause (i) will be treated as Shared Excess Principal Amounts available from Series 2016-A and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture;

(iii) the balance of such Series 2016-A Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above, will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) available to be transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement; and

(iv) the balance of such Series 2016-A Investor Available Principal Amounts not applied pursuant to clauses (i), (ii) or (iii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Currency Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.

(e) On each Payment Date with respect to the Early Amortization Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 2016-A Investor Available Principal Amounts for the Collection Period related to such Payment Date, plus all amounts on deposit in the Accumulation Account (together with other amounts specified in this Indenture Supplement), to make the following distributions or deposits in the following priority:

(i) an amount equal to the Series 2016-A Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) for such Payment Date will be distributed to the Paying Agent for payment to the Series 2016-A Noteholders, pro rata between the Class A-1 Noteholders and the Class A-2 Noteholders based on amounts due, on such Payment Date and on each subsequent Payment Date until the Series 2016-A Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) has been paid in full;

(ii) the balance of such Series 2016-A Investor Available Principal Amounts will be treated as Shared Excess Principal Amounts available from Series 2016-A and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture; and

(iii) the balance of the Series 2016-A Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Currency Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.

(f) On the earlier of (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Payment Date which is also the Series 2016-A Expected Final Payment Date, the Servicer shall, or shall cause the Indenture Trustee to, by written notice to the Indenture Trustee, withdraw from the Accumulation Account all amounts then on deposit in the Accumulation Account and (A) distribute to the Paying Agent for payment to the Series 2016-A Noteholders on such Payment Date, pro rata between the Class A-1 Noteholders and the Class A-2 Noteholders based on amounts due, the amount necessary to pay the Series 2016-A Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) in full and (B) the balance, if any, of the amounts so withdrawn from the Accumulation Account will (x) first, be treated as Shared Excess Principal Amounts available from Series 2016-A to be applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture and (y) second, be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee will deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.

(g) If Series 2016-A Investor Available Principal Amounts for any Payment Date (together with amounts, if any, available for application on such Payment Date pursuant to Section 4.04(f)) are insufficient to make in full the deposits or distributions required pursuant to Section 4.04(d)(i) or 4.04(e)(i), as applicable, then Shared Excess Principal Amounts for such Payment Date from other outstanding Series in Excess Principal Sharing Group One will be so deposited or distributed to cover the Principal Shortfall with respect to Series 2016-A as provided in Section 4.08.

(h) If Series 2016-A Investor Available Principal Amounts for any Payment Date (together with amounts, if any, available for application on such Payment pursuant to Section 4.04(f)) and Shared Excess Principal Amounts for such Payment Date from other outstanding Series in Excess Principal Sharing Group One are insufficient to make in full the deposits and distributions required pursuant to Section 4.04(d)(i) or 4.04(e)(i), as applicable, the Indenture Trustee, acting in accordance with written instructions from the Servicer, will withdraw from the Excess Funding Account and distribute to the Paying Agent for deposit into the Accumulation Account or payment to the Series 2016-A Noteholders, as applicable, the lesser of (i) the product of the Series 2016-A Allocation Percentage and the amount on deposit in the Excess Funding Account and (ii) the amount of such insufficiency.

Section 4.05. Investor Charge-Offs.

On the Determination Date immediately preceding each Payment Date, the Servicer will calculate the aggregate Series 2016-A Investor Defaulted Amounts, if any, for the related Collection Period. If, on any Determination Date, the aggregate Series 2016-A Investor Defaulted Amounts for the preceding Collection Period exceed the sum of:

(i) the Series 2016-A Investor Available Interest Amounts for the related Payment Date applied to fund such Series 2016-A Investor Defaulted Amounts pursuant to clause (v) of Section 4.04(a); and

(ii) the Shared Excess Interest Amounts available from other outstanding Series in Excess Interest Sharing Group One applied to fund such Series 2016-A Investor Defaulted Amounts pursuant to clause (v) of Section 4.04(a) in accordance with clause (i) of Section 4.04(b) and amounts on deposit in the Reserve Account applied to fund such Series 2016-A Investor Defaulted Amounts pursuant to clause (v) of Section 4.04(a) in accordance with clause (ii) of Section 4.04(b) (such excess, collectively, an “Investor Charge-Off”);

then, on the related Payment Date, if the Series 2016-A Overcollateralization Amount is greater than zero, the Series 2016-A Overcollateralization Amount will be reduced by an amount not to exceed the lesser of (1) the Series 2016-A Overcollateralization Amount and (2) the amount of such Investor Charge-Offs, all as provided in Section 4.09.

Section 4.06. Reallocated Principal Collections.

On each Determination Date, the Servicer shall determine the amount, if any, by which the Series 2016-A Investor Available Interest Amounts for the preceding Collection Period (excluding Reallocated Principal Collections for the related Payment Date), together with other amounts specified in Section 4.04(b)(i) and (ii), are insufficient to pay the amounts due pursuant to Section 4.04(a)(iv) on the related Payment Date and cause the amount of such insufficiency to be reallocated, subject to the limitation in the next succeeding sentence, from the Series 2016-A Investor Available Principal Amounts for such Collection Period and, to the extent still necessary to pay such insufficiency, from amounts that would constitute Series 2016-A Investor Available Principal Amounts for the current Collection Period. On each Payment Date, the Servicer will apply, or cause the Indenture Trustee to apply, Reallocated Principal Collections with respect to the preceding Collection Period (and, if necessary, with respect to the current Collection Period) in accordance with clause (iii) of Section 4.04(b), in an amount not to exceed the Series 2016-A Overcollateralization Amount. If, on any Payment Date, Reallocated Principal Collections for such Payment Date are so applied, then, if the Series 2016-A Overcollateralization Amount is greater than zero (after giving effect to any reductions thereof pursuant to Section 4.05), the Series 2016-A Overcollateralization Amount will be reduced by an amount not to exceed the lesser of (1) the Series 2016-A Overcollateralization Amount and (2) the amount of such Reallocated Principal Collections, all as provided in Section 4.09.

Section 4.07. Excess Interest Amounts.

Subject to Section 8.05(a) of the Indenture, Shared Excess Interest Amounts with respect to other Series in Excess Interest Sharing Group One for any Payment Date will be allocated to Series 2016-A in an amount equal to the product of (i) the aggregate amount of Shared Excess Interest Amounts with respect to all other outstanding Series in Excess Interest Sharing Group One for such Payment Date and (ii) a fraction, the numerator of which is the Interest Shortfall with respect to Series 2016-A for such Payment Date and the denominator of which is the aggregate amount of Interest Shortfalls with respect to all outstanding Series in Excess Interest Sharing Group One for such Payment Date.

Section 4.08. Excess Principal Amounts.

Subject to Section 8.05(b) of the Indenture, Shared Excess Principal Amounts with respect to other outstanding Series in Excess Principal Sharing Group One for any Payment Date will be allocated to Series 2016-A in an amount equal to the product of (i) the aggregate amount of Shared Excess Principal Amounts with respect to all other Series in Excess Principal Sharing Group One for such Payment Date and (ii) a fraction, the numerator of which is the Principal Shortfall with respect to Series 2016-A for such Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls with respect to all outstanding Series in Excess Principal Sharing Group One for such Payment Date.

Section 4.09. Series Nominal Liquidation Amount, Overcollateralization Amount and Invested Amount.

(a) On each Determination Date for the related Payment Date, the Servicer will, or will cause the Indenture Trustee, to calculate the Primary Series 2016-A Overcollateralization Amount and the Incremental Overcollateralization Amount. On each day during a Collection Period, the Servicer, will, or will cause the Indenture Trustee, to calculate the Series 2016-A Invested Amount.

(b) The Series 2016-A Nominal Liquidation Amount will be reduced on any Payment Date by the following amounts:

(i) the amount, if any, of Reallocated Principal Collections (including any Reallocated Principal Collections from the Collection Period occurring in the same month as the Payment Date) (not to exceed the Series 2016-A Overcollateralization Amount) used on such Payment Date to pay interest on the Series 2016-A Notes pursuant to Section 4.04(b)(iii); and

(ii) the amount, if any, of Investor Charge-Offs for the related Collection Period pursuant to Section 4.05.

On each Payment Date, the amount of any reduction in the Series 2016-A Nominal Liquidation Amount due to (A) clause (i) or (ii) above will be allocated, first, to reduce the Series 2016-A Overcollateralization Amount by the amount of such reduction until the Series 2016-A Overcollateralization Amount is reduced to zero and (B) clause (ii) above will be allocated, second, to reduce the Series 2016-A Invested Amount by any remaining amount of such reduction until the Series 2016-A Invested Amount is reduced to zero. In addition, the Series 2016-A Invested Amount will be reduced by amounts deposited into the Accumulation Account and payments of principal of the Series 2016-A Notes. Each reduction of the Series 2016-A Overcollateralization Amount will be applied, first, to reduce the Primary Series 2016-A Overcollateralization Amount and, second, to reduce the Incremental Overcollateralization Amount.

(c) The Series 2016-A Nominal Liquidation Amount will be reinstated on any Payment Date by the sum of (i) the amount of Series 2016-A Investor Available Interest Amounts that are applied on such Payment Date for such purpose pursuant to Section 4.04(a)(v), (ii) the amount of Shared Excess Interest Amounts that are applied on such Payment Date for such purpose pursuant to Sections 4.04(b)(i) and (iii) the amounts on deposit in the Reserve Account that are applied on such Payment Date for such purpose pursuant to Section 4.04(b)(ii). Each such reinstatement will be allocated on such Payment Date, first, if the Series 2016-A Invested Amount has been reduced and not fully reinstated, to the Series 2016-A Invested Amount until it equals the Series 2016-A Outstanding Principal Amount and, second, any remaining reinstatement amount will be allocated to the Incremental Overcollateralization Amount until it has been fully reinstated and then to the Primary Series 2016-A Overcollateralization Amount until it has been fully reinstated.

(d) The Primary Series 2016-A Overcollateralization Amount and the Series 2016-A Invested Amount will be increased on any date on which the Issuer issues additional Series 2016-A Notes in accordance with Section 8.03(b). The amount of any such increase in the Primary Series 2016-A Overcollateralization Amount and the Series 2016-A Invested Amount will be in proportion to the increase in the aggregate Series 2016-A Outstanding Principal Amount resulting from the issuance of such additional Series 2016-A Notes.

Section 4.10. Establishment of Accumulation Account.

(a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 2016-A Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 2016-A Noteholders (the “Accumulation Account”). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Accumulation Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 2016-A Noteholders. The parties hereto acknowledge that the Indenture Trustee will be the sole entitlement holder of the Accumulation Account, and will have sole dominion and control of the Accumulation Account for the benefit of the Series 2016-A Noteholders. Except as expressly provided in the Indenture, the Transfer and Servicing Agreement and this Indenture Supplement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, either (i) the Servicer, in its sole discretion and for any reason, notifies the Indenture Trustee in writing that there shall be established a new Accumulation Account at the institution selected by the Servicer or (ii) the Accumulation Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition with respect to the Hired Rating Agencies shall have been satisfied), will establish a new Accumulation Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Accumulation Account and from the date such new Accumulation Account is established, it will be the “Accumulation Account.” The Indenture Trustee shall assist the Servicer with establishment of a new Accumulation Account described in the preceding sentence. Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Accumulation Account and to instruct the Indenture Trustee to make withdrawals and payments from the Accumulation Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.

(b) Funds on deposit in the Accumulation Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 2016-A Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Accumulation Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Accumulation Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day next preceding each Payment Date. On each Payment Date with respect to the Accumulation Period and on the first Payment Date with respect to the Early Amortization Period, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accumulation Account will be withdrawn from the Accumulation Account and treated as Series 2016-A Investor Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.04(a). Net investment earnings on funds on deposit in the Accumulation Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds (other than in its capacity as primary obligor) in accordance with this Section 4.10(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement.

(c) The Servicer or the Indenture Trustee, acting at the written direction of the Servicer, shall (i) make withdrawals from the Accumulation Account in the amounts and for the purposes set forth in this Indenture Supplement and (ii) on each Payment Date with respect to the Accumulation Period, make deposits into the Accumulation Account in the amounts specified in, and otherwise in accordance with, Section 4.04(d), (g) and (h).

Section 4.11. Accumulation Period. The Accumulation Period is scheduled to begin at the close of business on December 1, 2018; provided, however, that if the Accumulation Period Length (as described below) is determined to be less than six months, the date on which the Accumulation Period actually begins may be delayed to the close of business on the last day of the month preceding the month that is the number of whole months prior to the month in which the Series 2016-A Expected Final Payment Date occurs which is at least equal to the Accumulation Period Length (so that the number of full Collection Periods in the Accumulation Period will at least equal the Accumulation Period Length). On or prior to December 1, 2018 and, thereafter, on or prior to the first Business Day of each Collection Period prior to the Collection Period in which the Accumulation Period is scheduled to begin, the Issuer, acting directly or through the Administrator, may at its option, elect to delay the start of the Accumulation Period and thereby reduce the number of full Collection Periods in the Accumulation Period (the “Accumulation Period Length”), provided, that, (i) the Accumulation Period shall start no later than May 1, 2019; (ii) the Rating Agency Condition shall be satisfied, and (iii) prior to delaying the start of the Accumulation Period, an Authorized Officer of the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that delaying the start of the Accumulation Period is not expected to delay any payment of principal to the Series 2016-A Noteholders. Once the Accumulation Period has commenced, the Accumulation Period Length cannot be changed.

Section 4.12. Establishment of Reserve Account.

(a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 2016-A Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 2016-A Noteholders (the “Reserve Account”). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 2016-A Noteholders. The parties hereto acknowledge that the Indenture Trustee will be the sole entitlement holder of the Reserve Account, and will have sole dominion and control of the Reserve Account for the benefit of the Series 2016-A Noteholders. Except as expressly provided in the Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, either (i) the Servicer, in its sole discretion and for any reason, notifies the Indenture Trustee in writing that there shall be established a new Reserve Account at the institution selected by the Servicer or (ii) the Reserve Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition with respect to the Hired Rating Agencies shall have been satisfied), will establish a new Reserve Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Reserve Account and from the date such new Reserve Account is established, it will be the “Reserve Account.” The Indenture Trustee shall assist the Servicer with establishment of a new Reserve Account described in the preceding sentence. Pursuant to the authority granted to the Servicer in

Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Reserve Account and to instruct the Indenture Trustee to make withdrawals and payments from the Reserve Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.

(b) Funds on deposit in the Reserve Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 2016-A Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Reserve Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Reserve Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day next preceding each Payment Date. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account will be withdrawn from the Reserve Account and treated as Series 2016-A Investor Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.04(a). Net investment earnings on funds on deposit in the Reserve Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds (other than in its capacity as primary obligor) in accordance with this Section 4.12(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement.

(c) The Reserve Account will be funded by the Issuer on the Series 2016-A Issuance Date in the amount of the Reserve Account Initial Deposit.

(d) On each Payment Date, to the extent that Series 2016-A Investor Available Interest Amounts on deposit in the Collection Account with respect to such Payment Date, are insufficient to make all distributions and deposits required under clauses (iii) through (v) of Section 4.04(a), and to the extent that amounts set forth in Section 4.04(b)(i) are insufficient to make up the Interest Shortfall with respect to Series 2016-A, the Servicer or the Indenture Trustee, acting at the written direction of the Servicer, will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such Interest Shortfall, pursuant to clause (ii) of Section 4.04(b) and apply, or cause the Indenture Trustee to apply, such amounts in accordance with clause (ii) of Section 4.04(b). If the Series 2016-A Notes are not paid in full on the earlier of (x) the Series 2016-A Final Maturity Date and (y) the first Payment Date on or after the occurrence of an Event of Default and a declaration that all of the Series 2016-A Notes are immediately due and payable as set forth in Section 5.03(a) of the Indenture, any funds remaining in the Reserve Account, after application of amounts therein on such date in accordance with Section 4.04(b)(ii), will be applied pursuant to Section 4.04(e) on such date. Upon the payment in full of the Series 2016-A Notes under the Indenture and this Indenture Supplement, any funds remaining in the Reserve Account will be treated as Shared Excess Principal Amounts available from Series 2016-A and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b)

of the Indenture. Upon the payment in full of the Series 2016-A Notes under the Indenture and this Indenture Supplement and to the extent such amounts are not needed to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One, as directed in writing by the Servicer, the Indenture Trustee shall distribute to the holders of the Transferor Interest, pursuant to the Trust Agreement, any amounts remaining on deposit in the Reserve Account. Upon any such distribution to the holders of the Transferor Interest as set forth in the preceding sentence, the Issuer, Transferor, Owner Trustee, Indenture Trustee, Series Enhancers and Noteholders will have no further rights in, or claims to, such amounts.

Section 4.13. Determination of LIBOR.

(a) On each Interest Determination Date, the Calculation Agent will determine LIBOR based on the rate displayed on the Designated LIBOR Page on such date. If the Designated LIBOR Page by its terms provides only for a single rate, then LIBOR for the applicable Interest Period will be the rate for deposits in United States dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time on the applicable Interest Determination Date. If at least two offered rates appear, LIBOR for the applicable Interest Period will be the arithmetic mean of the offered rates for deposits in United States dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

With respect to any Interest Determination Date on which no offered rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in United States dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.

(b) The Note Interest Rate applicable to the then-current and the immediately preceding Interest Periods may be obtained by contacting the Indenture Trustee at its Corporate Trust Office or such other contact information as may be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

(c) On each Interest Determination Date, the Indenture Trustee will send to the Servicer, the Issuer and the Administrator by facsimile transmission, notification of LIBOR for the following Interest Period.

ARTICLE V

DELIVERY OF SERIES 2016-A NOTES;

DISTRIBUTIONS; REPORTS TO SERIES 2016-A NOTEHOLDERS

Section 5.01. Delivery and Payment for Series 2016-A Notes.

The Indenture Trustee will execute the Series 2016-A Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee will deliver the Series 2016-A Notes to or upon the order of the Issuer when so authenticated.

Section 5.02. Distributions.

(a) On each Payment Date, the Paying Agent will distribute to each Class A-1 Noteholder and Class A-2 Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A-1 Noteholder’s and Class A-2 Noteholder’s pro rata share (based on amounts due) of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest on the Class A-1 Notes or the Class A-2 Notes, as applicable pursuant to this Indenture Supplement.

(b) On each Payment Date, the Paying Agent will distribute to each Class A-1 Noteholder and Class A-2 Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A-1 Noteholders and Class A-2 Noteholder’s pro rata share (based on amounts due) of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal on the Class A-1 Notes or the Class A-2 Notes, as applicable, pursuant to this Indenture Supplement.

(c) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.

(d) Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2016-A Noteholders hereunder will be made (i) by wire transfer of immediately available funds to an account designated by the Series 2016-A Noteholders and (ii) without presentation or surrender of any Series 2016-A Notes or the making of any notation thereon.

Section 5.03. Reports and Statements to Series 2016-A Noteholders.

(a) Not later than the second Business Day preceding each Payment Date, the Servicer will mail or deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Hired Rating Agency (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit C; provided that the Servicer may amend the form of Exhibit B and Exhibit C form time to time.

(b) On each Payment Date, the Paying Agent, on behalf of the Indenture Trustee, will deliver to each Series 2016-A Noteholder a copy of each statement or certificate delivered pursuant to paragraph (a).

(c) On or before January 31 of each calendar year, beginning with calendar year 2017, the Paying Agent, on behalf of the Indenture Trustee, will furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2016-A Noteholder, a statement prepared by the Servicer containing the information that is required to be contained in the statement to Series 2016-A Noteholders, as set forth in paragraph (b) above, aggregated for such calendar year together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect. Any statement delivered pursuant to this paragraph (c) may be delivered by the Indenture Trustee by electronic transmission so long as the Indenture Trustee shall have provided each Series 2016-A Noteholder with free and open access (if required) to such statement.

(d) Solely with respect to the Series 2016-A Notes, Section 3.06 of the Transfer and Servicing Agreement shall be revised to read “[Reserved]”.

Section 5.04. Tax Treatment.

Each of the parties to this Indenture Supplement hereby severally covenants and agrees, in each case as to itself individually, to treat the Series 2016-A Notes (other than Tax Retained Notes, if any) as indebtedness for applicable United States federal, state, and local income and franchise tax law and for purposes of any other tax imposed on, or measured by, income.

Section 5.05. Information to be Provided by the Indenture Trustee.

The Indenture Trustee shall provide the Issuer and the Servicer (each, a “Nissan Party,” and collectively, the “Nissan Parties”) with (i) notification pursuant to Sections 2.03(b), 2.04(b) and 3.03(b) of the Transfer and Servicing Agreement and Sections 2.02(b) and 2.03(b) of the Receivables Purchase Agreement, as soon as practicable and in any event within ten Business Days, (ii) not later than the tenth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning August 10, 2016, a report substantially in the form of Exhibit D with respect to any demands described in clause (i) during the immediately preceding calendar month (or, in the case of the initial notice, since the Closing Date) and (iii) promptly upon the request by a Nissan Party, any information in its possession reasonably requested by a Nissan Party to facilitate compliance by the Nissan Parties with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act, nor shall it have any responsibility for making any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

Section 5.06. Tax Forms.

Promptly upon request, each Noteholder shall provide to the Indenture Trustee, Paying Agent and/or the Issuer (or other person responsible for withholding of taxes) with the Tax Information.

ARTICLE VI

SERIES 2016-A EARLY AMORTIZATION EVENTS

Section 6.01. Series 2016-A Early Amortization Events.

If any one of the Early Amortization Events specified in the definition thereof in the Annex of Definitions or any one of the following events occurs with respect to the Series 2016-A Notes:

(i) failure by the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable (a) to make any payment or deposit required by the terms of the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or this Indenture Supplement, including but not limited to any Transferor Deposit Amounts, on or before the date occurring ten Business Days after the date such payment or deposit is required to be made, (b) to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five Business Days, (c) to comply with its covenant not to create any Lien on any Receivable, or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or this Indenture Supplement which failure (in the case of this clause (d)) continues unremedied for a period of 60 days after the date on which notice of such failure requiring the same to be remedied, has been given to the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable, by the Indenture Trustee, or to the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable, and the Indenture Trustee by any Holder of a Series 2016-A Note;

(ii) any representation or warranty made by (x) NMAC, as seller, in the Receivables Purchase Agreement or (y) the Transferor in the Transfer and Servicing Agreement, or any information required to be delivered by NMAC or the Transferor to identify the Accounts, proves to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer, NMAC or the Transferor, as applicable, by the Indenture Trustee, or to the Issuer, NMAC or the Transferor, as applicable, and the Indenture Trustee by any Holder of a Series 2016-A Note and as a result the interests of the Series 2016-A Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event pursuant to this clause (ii) will not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(iii) the occurrence of an Insolvency Event with respect to the Issuer, the Transferor, NMAC, NNA or NML;

(iv) a failure by the Transferor to transfer to the Issuer Receivables in Additional Accounts within ten Business Days after the day on which it is required to convey those Receivables under the Transfer and Servicing Agreement;

(v) on any Payment Date, the Series 2016-A Overcollateralization Amount is reduced to an amount less than the product of (i) the applicable Series 2016-A Overcollateralization Percentage and (ii) the Series 2016-A Initial Principal Amount; provided, that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (v), any reduction of the Primary Series 2016-A Overcollateralization Amount resulting from Reallocated Principal Collections to pay interest on the Series 2016-A Notes in the event LIBOR is equal to or greater than the Reference Rate upon which interest on the Receivables is calculated on the applicable Interest Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such Reference Rate for the next 30 consecutive days following such Interest Determination Date; provided, further that, if the reduction occurs on any Payment Date on which the Series 2016-A Overcollateralization Percentage is increased because the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% or the Series 2016-A Overcollateralization Percentage is further increased because the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30%, then that reduction shall be an Early Amortization Event if the Series 2016-A Overcollateralization Amount remains less than the Required Series 2016-A Overcollateralization Amount for five or more days after the Payment Date on which the Series 2016-A Overcollateralization Percentage increased;

(vi) any Servicer Default that adversely affects in any material respect the interests of any noteholder, or NMAC no longer acts as Servicer under the Transfer and Servicing Agreement;

(vii) on any Determination Date, the average of the Monthly Payment Rates for the three consecutive Collection Periods preceding such Determination Date is less than 25% for a period of at least 5 days after the date on which written notice of such event has been given to the Issuer, NMAC and the Transferor;

(viii) for three consecutive Determination Dates, the amounts on deposit in the Excess Funding Account on each such Determination Date exceed 30% of the sum of the Invested Amounts of all outstanding Series issued by the Issuer;

(ix) the Series 2016-A Outstanding Principal Amount is not repaid in full on the Series 2016-A Expected Final Payment Date;

(x) the Issuer or the Transferor becomes subject to the requirement that it register as an investment company within the meaning of the Investment Company Act of 1940; or

(xi) the occurrence of an Event of Default with respect to Series 2016-A Notes and the declaration that the Series 2016-A Notes are due and payable pursuant to the Indenture.

then, in the case of any event described in clauses (i), (ii) or (vi) above, an Early Amortization Event with respect to Series 2016-A will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 2016-A Noteholders holding Series 2016-A Notes evidencing more than 50% of the Series 2016-A Outstanding Principal Amount by written notice to the Transferor, NMAC, the Servicer and the Indenture Trustee (if given by Series 2016-A Noteholders), declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the definition thereof in the Annex of Definitions or any event described in clause (iii), (iv), (v) or clauses (vii) through (xi) above, an Early Amortization Event with respect to Series 2016-A will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2016-A Noteholders immediately upon the occurrence of that event.

If an Early Amortization Event (other than an Early Amortization Event specified in clause (iii) or (x) above) has occurred and the Accumulation Period has not commenced, and if the Series 2016-A Noteholders holding Series 2016-A Notes evidencing more than 50% of the Series 2016-A Outstanding Principal Amount consent to the recommencement of the Revolving Period and the Rating Agency Condition with respect to the Hired Rating Agencies is satisfied, the related Early Amortization Event shall terminate and the Revolving Period shall recommence. Notwithstanding anything to the contrary herein, if an Early Amortization Event specified in clause (iii) or (x) above has occurred, the Revolving Period shall not recommence under any circumstances.

ARTICLE VII

REDEMPTION OF SERIES 2016-A NOTES;

SERIES FINAL MATURITY; FINAL DISTRIBUTIONS

Section 7.01. Redemption of Series 2016-A Notes.

(a) On any day occurring on or after the date on which the Series 2016-A Outstanding Principal Amount is reduced to 10% or less of the Series 2016-A Initial Principal Amount, the Issuer will have the option to redeem the Series 2016-A Notes, in whole but not in part, at a redemption price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

(b) The Issuer will give the Servicer and the Indenture Trustee reasonable prior written notice of the date on which the Issuer intends to exercise its option to redeem the Series 2016-A Notes. Not later than 5:00 P.M., New York City time, on the Business Day prior to the date on which the Issuer is to redeem the Series 2016-A Notes, the Issuer will deposit into the Collection Account in immediately available funds an amount equal to the excess of the Reassignment Amount over amounts then on deposit in the Collection Account and available to be applied to the payment of the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Series 2016-A Invested Amount will be reduced to zero and the Series 2016-A Noteholders will have no further interest in the Receivables. The Reassignment Amount will be distributed in the manner set forth in Section 7.02.

Section 7.02. Series Final Maturity.

(a) The amount to be paid by the Transferor with respect to Series 2016-A in connection with reassignment of the Noteholders’ Collateral pursuant to Section 2.03 of the Transfer and Servicing Agreement will be the Reassignment Amount for the first Payment Date following the Collection Period in which the reassignment obligation arises under the Transfer and Servicing Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 2.03 of the Transfer and Servicing Agreement, the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 hereof and the proceeds from any Foreclosure Remedy pursuant to Section 5.05 of the Indenture, the Indenture Trustee will, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Payment Date, make distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (A) the Series 2016-A Outstanding Principal Amount on such Payment Date will be distributed to the Paying Agent for payment to the Series 2016-A Noteholders, pro rata between the Class A-1 Noteholders and the Class A-2 Noteholders based on amounts due and (B) an amount equal to the sum of (1) Monthly Interest for such Payment Date, (2) any Monthly Interest previously due but not distributed to the Series 2016-A Noteholders on any prior Payment Date and (3) Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed to the Series 2016-A Noteholders on any prior Payment Date will be distributed to the Paying Agent for payment to the Series 2016-A Noteholders, pro rata between the Class A-1 Noteholders and the Class A-2 Noteholders based on amounts due.

(b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.02(a) for payment to the Series 2016-A Noteholders will be deemed distributed in full to the Series 2016-A Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and will be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.

Section 7.03. No Defeasance.

The Issuer shall not have the option to be discharged from its obligations with respect of the Series 2016-A Notes as described in Section 11.04 of the Indenture.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Ratification of Agreement. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

Section 8.02. Form of Delivery of Series 2016-A Notes.

(a) The Series 2016-A Notes shall be Global Notes and shall be delivered as provided in Section 2.03 of the Indenture; provided that any Retained Notes shall be issued as Definitive Notes and the holder of such Retained Notes shall be a Note Owner and a Noteholder for all purposes of the Indenture.

Section 8.03. Notices.

All notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under the Indenture shall be delivered to each Rating Agency then rating the Notes; provided, however, that all notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under the Indenture shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 8.04. Amendments and Waivers.

(a) This Indenture Supplement may be amended by the Transferor, Servicer and the Issuer with the consent of the Indenture Trustee, but without the consent of any of the Series 2016-A Noteholders, to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or for any other purpose; provided that

(i)(A) the Servicer shall have delivered an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that such amendment will not materially and adversely affect any Series 2016-A Noteholder or (B) the Rating Agency Condition with respect to the Hired Rating Agencies shall have been satisfied with respect to such Amendment and (ii) the Issuer shall have received a Required Federal Income Tax Opinion and have delivered a copy to the Indenture Trustee.

If any proposed amendment or supplement described in this Section 8.04(a) would materially and adversely affect any of the rights or obligations of any Certificateholder, as determined by the Servicer and set forth in an Officer’s Certificate delivered by the Servicer to the Owner Trustee, the Owner Trustee shall obtain the consent of each Certificateholder prior to the adoption of such amendment or supplement; provided, that no Certificateholder’s consent to any such amendment or supplement shall be unreasonably withheld or delayed, and provided, further, that each Certificateholder’s consent will be deemed to have been given if such Certificateholder does not object in writing within 10 days of receipt of a written request for such consent. Upon receipt of the consent, or deemed consent, of each Certificateholder, the Owner Trustee shall notify the Indenture Trustee of such consent or deemed consent.

(b) This Indenture Supplement may also be amended from time to time by the Transferor, the Servicer and the Issuer, with the consent of the Indenture Trustee, receipt by the Issuer with a copy to the Indenture Trustee, of a Required Federal Income Tax Opinion and the consent of:

(i) the holders of notes evidencing a majority of the outstanding Series 2016-A Notes; or

(ii) in the case of any amendment that does not adversely affect the Indenture Trustee or any Series 2016-A Noteholders, the Holders of the Certificates evidencing a majority of the outstanding Certificate balance;

for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture Supplement or of modifying in any manner the rights of those Series 2016-A Noteholders or Certificateholders; provided, however, that no amendment shall:

(x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Series 2016-A Notes or distributions that are required to be made for the benefit of those Series 2016-A Noteholders or Certificateholders or change the Note Interest Rate or the Specified Reserve Account Balance (except as described above under clause (ii) of subsection (a) above) without the consent of each “adversely affected” Series 2016-A Noteholder or Certificateholder; or

(y) reduce the aforesaid percentage of the outstanding Series or Class of Notes or Certificate Balance of the Certificates which is required to consent to any amendment, without the consent of the holders of all the then outstanding Series 2016-A Notes or Certificates.

An amendment referred to above will be deemed not to adversely affect a Series 2016-A Noteholder if the Rating Agency Condition with respect to the Hired Rating Agencies with respect to such amendment shall have been satisfied. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that those Noteholders and Certificateholders whose consents were not obtained were not adversely affected by such amendment.

It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section 8.04 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(c) Promptly after the execution of any amendment or consent to this Indenture Supplement, the Servicer shall furnish a copy of such amendment or consent to each Hired Rating Agency.

(d) Prior to the execution of any amendment to this Indenture Supplement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Indenture Supplement or otherwise. No amendment to this Indenture Supplement which materially adversely affects the Owner Trustee shall be effective without the prior written consent of the Owner Trustee.

(e) If, at any time and from time to time when the Series 2016-A Notes are outstanding, the Issuer determines that an amendment to this Indenture Supplement is desirable for the Issuer to issue additional Series 2016-A Notes, then the Issuer and the Indenture Trustee may enter into such amendment without obtaining the consent of the Series 2016-A Noteholders; provided, that (a) the Rating Agency Condition with respect to the Hired Agencies has been satisfied, (b) the Issuer has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion and (c) the Series 2016-A Invested Amount of the Series 2016-A Notes and all amounts relating to the Series 2016-A Overcollateralization Amount shall be adjusted proportionately.

(f) If, at any time when the Series 2016-A Notes are outstanding, and from time to time the Issuer determines that an amendment to the Indenture is desirable to conform to the Prospectus, then the Issuer and the Indenture Trustee may enter into such amendment without obtaining the consent of the Series 2016-A Noteholders; provided, that (i) the Issuer has delivered notice of such amendment to the Rating Agencies on the date such amendment becomes effective and (ii) the Rating Agency Condition has been satisfied.

Section 8.05. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which will be an original, but all of which will constitute one and the same instrument.

Section 8.06. Governing Law. THIS INDENTURE SUPPLEMENT AND EACH SERIES 2016-A NOTE ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Section 8.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and are not intended to affect the construction hereof.

Section 8.08. Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any right that it may have to a trial by jury in respect to any legal action or proceeding relating to this agreement.

Section 8.09. Compliance with Regulation AB. So long as the Transferor is required to file any reports with respect to the Issuer under the Exchange Act, the Servicer agrees to perform all duties and obligations applicable to or required of the Issuer set forth in Appendix A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

Section 8.10. Asset Representations Review. If the Status Percentage on any Payment Date exceeds the Status Trigger, then Series 2016-A Noteholders (if the Series 2016-A Notes are represented by Definitive Notes) or Series 2016-A Note Owners (if the Series 2016-A Notes are represented by Book-Entry Notes) holding at least 5% of the principal balance of the Series 2016-A Notes as of the filing of the Form 10-D disclosing that the Status Percentage exceeds the Status Trigger (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the Asset Representations Reviewer should conduct an Asset Review by giving written notice to the Indenture Trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Status Percentage exceeds the Status Trigger. If any Instituting Noteholder is not a Series 2016-A Noteholder as reflected on the Note Register, the Indenture Trustee may require such Instituting Noteholder to provide Verification Documents to confirm that the Instituting Noteholder is, in fact, a Series 2016-A Note Owner. If the Instituting Noteholders initiate a vote as described above, the Indenture Trustee shall submit the matter to a vote of all Series 2016-A Noteholders, which shall be through the Clearing Agency if the Series 2016-A Notes are represented by Book-Entry Notes. The Record Date for purposes of determining the identity of Series 2016-A Noteholders or Series 2016-A Note Owners, as applicable, entitled to vote shall be the date of filing of the Form 10-D disclosing that the Status Percentage exceeds the Status Trigger. The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Status Percentage exceeds the Status Trigger. The “Noteholder Direction” shall be deemed to have occurred if Series 2016-A Noteholders representing at least a majority of the voting Series 2016-A Noteholders vote in favor of directing an Asset Review by the Asset Representations Reviewer. Following the completion of the voting process, the next Form 10-D filed by the Transferor will disclose whether or not a Noteholder Direction has occurred. Each of NMAC, the Transferor and the Issuing Entity hereby acknowledges and agrees that it shall reasonably cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to terms of this Section 8.10.

Within 5 Business Days of the Review Satisfaction Date, the Indenture Trustee will send a Review Notice to NMAC, the Transferor, the Servicer and the Asset Representations Reviewer.

For the avoidance of doubt, neither the Indenture Trustee nor the Owner Trustee shall be required to (i) determine whether, or give notice to Series 2016-A Noteholders that, a Status Trigger has occurred or (ii) determine which assets are subject to an Asset Review by the Asset Representations Reviewer. For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report shall not constitute actual knowledge or discovery of any breach of a representation or warranty.

Notwithstanding the preceding clauses of this Section 8.10, a Series 2016-A Noteholder (if the Series 2016-A Notes are represented by Definitive Notes) or Series 2016-A Note Owner (if the Series 2016-A Notes are represented by Book-Entry Notes) need not direct an Asset Review be performed prior to (i) notifying (or directing the Indenture Trustee to notify) NMAC of a breach of the Transferor’s representations and warranties in Section 2.04(a) of the Transfer and Servicing Agreement that would require the Transferor or NMAC to accept reassignment, or purchase, of any Account or the related Receivables, or (ii) referring the matter, at its discretion, to either mediation or arbitration pursuant to Section 8.11 of this Indenture Supplement.

Section 8.11. Dispute Resolution.

(a) If the Transferor, Issuing Entity, an Investor or the Indenture Trustee (acting at the direction of an Investor, in which case the Indenture Trustee shall be entitled to all of the protections of Section 6.03(d) of the Indenture) (the “Requesting Party”) requests that the Transferor or NMAC accept a reassignment, or repurchase, of any Receivables, NMAC will inform the Requesting Party in writing upon a determination by NMAC that a Receivable will be reassigned or repurchased, as applicable, and the Payment Date Statement with respect to the related Collection Period will include disclosure of such reassignment or repurchase. If the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by the Servicer, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 8.11. A failure of NMAC to inform the Requesting Party that a Receivable subject to a request will be reassigned or repurchased within 180 days of the receipt of the request shall be deemed to be a determination by NMAC that no reassignment or repurchase of that Receivable is required. If the Requesting Party is the Indenture Trustee, the Indenture Trustee will follow the direction of the related Investor or Certificateholder, as applicable, during the mediation or arbitration.

(b) The Requesting Party will provide notice in accordance with the provisions of Section 12.04 of the Indenture of its intention to refer the matter to mediation or arbitration, as applicable, to the Servicer, with a copy to the Issuing Entity, the Owner Trustee and the Indenture Trustee. The Servicer agrees that it will participate in the resolution method selected by the Requesting Party. The Servicer shall provide notice to the Transferor, Issuing Entity, the Owner Trustee, and the Indenture Trustee that the Servicer has received a request to mediate or arbitrate a repurchase request. Upon receipt of such notice, the Transferor, the

Issuing Entity, the Owner Trustee (acting at the direction of the Certificateholders) and the Indenture Trustee (acting at the direction of Series 2016-A Noteholders or Series 2016-A Note Owners) shall advise the Requesting Party and the Servicer of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding. A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 8.11 with respect to an Account that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right to join an existing mediation or arbitration with respect to that Account if the mediation or arbitration has not yet concluded, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

(c) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by a nationally recognized arbitration and mediation association pursuant to such association’s mediation procedures in effect at such time.

(ii) The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii) The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute and will be appointed from a roster of neutrals maintained by the American Arbitration Association (the “AAA”).

(d) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii) The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii) The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Indenture Supplement, and may not modify or change this Indenture Supplement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Servicer shall not be required to pay more than the applicable Repurchase Price with respect to any Account and the related Receivables which the Servicer is required to purchase or reallocate under the terms of the Transfer and Servicing Agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. If an Asset Review was conducted in connection with the Account and related Receivables that are the subject of the arbitration, then the arbitrator will determine the party or parties required to pay the related Asset Reviewer Fee. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable absent manifest error and may be enforced in any court of competent jurisdiction.

(iv) By selecting arbitration, the Requesting Party is waiving the right to sue in court, including the right to a trial by jury.

(v) No person may bring a putative or certified class action to arbitration.

(e) For the avoidance of doubt, neither the Owner Trustee nor the Indenture Trustee shall be responsible for evaluating the qualification of any mediator or arbitrator or paying the costs, expenses and fees of any mediation or arbitration initiated by a Requesting Party or other liabilities that could be allocated to the Requesting Party, in accordance with this Section 8.11.

(f) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Requested Parties;

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

(iii) The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 8.11, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by Applicable Law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 8.11) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Servicer, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 8.11, and the Asset Representations Reviewer, if an Asset Review has been conducted), if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

Section 8.12. Preservation of Information; Communications to Noteholders.

(a) A Series 2016-A Noteholder (if the Series 2016-A Notes are represented by Definitive Notes) or a Series 2016-A Note Owner (if the Series 2016-A Notes are represented by Book-Entry Notes) may send a request to the Transferor at any time notifying the Transferor that such Series 2016-A Noteholder or Series 2016-A Note Owner, as applicable, would like to communicate with other Series 2016-A Noteholders or Series 2016-A Note Owners, as applicable, with respect to an exercise of their rights under the terms of the Transaction Documents. If the requesting party is not a Series 2016-A Noteholder as reflected on the Note Register, the Transferor may require that the requesting party provide Verification Documents. Each request must include (i) the name of the requesting Series 2016-A Noteholder or Series 2016-A Note Owner, and (ii) a description of the method by which other Series 2016-A Noteholders or Series 2016-A Note Owners, as applicable, may contact the requesting Series 2016-A Noteholder or Series 2016-A Note Owner. A Series 2016-A Noteholder or Series 2016-A Note Owner, as applicable, that delivers a request under this Section 8.12 will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Series 2016-A Noteholders or Series 2016-A Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other Transaction Documents, and will not be used for other purposes. In each monthly distribution report on Form 10-D under the Exchange Act with respect to the Issuer, the Transferor shall include disclosure regarding any request that complies with the requirements of this Section 8.12 received during the related Collection Period from a Series 2016-A Noteholder or Series 2016-A Note Owner to communicate with other Series 2016-A Noteholders or Series 2016-A Note Owners, as applicable, related to the Series 2016-A Noteholders or Series 2016-A Note Owners exercising their rights under the terms of the Transaction Documents. The disclosure in such Form 10-D regarding the request to communicate shall include (w) the name of the investor making the request, (x) the date the request was received, (y) a statement to the effect that the Issuer has received a request from such Series 2016-A Noteholder or Series 2016-A Note Owner, as applicable, stating that such Series 2016-A Noteholder or Series 2016-A Note Owner, as applicable, is interested in communicating with other Series 2016-A Noteholders or Series 2016-A Note Owners, as applicable, with regard to the possible exercise of rights under the Transaction Documents, and (z) a description of the method other Series 2016-A Noteholders or Series 2016-A Note Owners, as applicable, may use to contact the requesting Series 2016-A Noteholder or Series 2016-A Note Owner.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective authorized officers, all as of the day and year first written above.

NISSAN MASTER OWNER TRUST RECEIVABLES, as Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

Agreed and accepted as of , 2016 NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer

By:
Name:
Title:

SOLELY WITH RESPECT TO SECTION 5.03(d): WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

S-1

EXHIBIT A

FORM OF

SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE

[UNLESS THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE MAY BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL PRINCIPAL AMOUNT SHOWN BELOW. ANYONE ACQUIRING THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE, THE INDENTURE TRUSTEE IS U.S. BANK NATIONAL ASSOCIATION.

THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR NISSAN WHOLESALE RECEIVABLES CORPORATION II, NISSAN MOTOR ACCEPTANCE CORPORATION, NISSAN NORTH AMERICA, INC., NISSAN MOTOR CO., LTD., ANY TRUSTEE OR ANY OF THEIR AFFILIATES.

THE HOLDER OF THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE, BY ACCEPTANCE OF THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREES TO TREAT THE SERIES 2016-A [CLASS A-1][CLASS A-2] NOTES AS INDEBTEDNESS FOR APPLICABLE UNITED STATES FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

*	Global Notes only.

Exhibit A-1

BY ACQUIRING THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) IS DEEMED TO (A) REPRESENT AND WARRANT THAT EITHER (I) SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE (OR INTEREST HEREIN) WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN INVESTOR”), OR A PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION AND HOLDING OF THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE (OR INTEREST HEREIN) WILL NOT, IN THE CASE OF A BENEFIT PLAN INVESTOR, GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN THAT IS SUBJECT TO SIMILAR LAW, A VIOLATION OF ANY SIMILAR LAW AND (B) ACKNOWLEDGE AND AGREE THAT THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE (OR ANY INTEREST HEREIN) MAY NOT BE ACQUIRED BY BENEFIT PLAN INVESTORS OR PLANS THAT ARE SUBJECT TO SIMILAR LAW AT ANY TIME THAT SUCH SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE IS NOT RATED INVESTMENT GRADE BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION OR THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

Exhibit A-2

Registered	$[●]

No. R-[●]

NISSAN MASTER OWNER TRUST RECEIVABLES,

SERIES 2016-A [CLASS A-1] [CLASS A-2] NOTE

Nissan Master Owner Trust Receivables (herein referred to as the “Issuer”), a Delaware statutory trust formed by a Trust Agreement dated as of May 13, 2003, as amended and restated by an Amended and Restated Trust Agreement, dated as of October 15, 2003, for value received, hereby promises to pay to [●], or registered assigns, subject to the following provisions, the principal sum of $[●], or such lesser amount, as determined in accordance with the Indenture (referred to herein) and the Indenture Supplement (referred to herein), on the Series 2016-A Final Maturity Date, except as otherwise provided below or in the Indenture Supplement. The Issuer will pay interest on the unpaid principal amount of this Series 2016-A [Class A-1][Class A-2] Note at the [Class A-1][Class A-2] Note Rate on each Payment Date until the principal amount of this Series 2016-A [Class A-1][Class A-2] Note is paid in full. Interest on this Series 2016-A [Class A-1][Class A-2] Note will accrue for each Payment Date [from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Series 2016-A Issuance Date to but excluding such Payment Date.* [from and including the 15th day of the preceding calendar month to but excluding the 15th day of the month in which such Payment Date occurs or, for the initial Payment Date, from and including the Series 2016-A Issuance Date to but excluding the 15th day of the month in which such Payment Date occurs.]† Interest will be computed as provided in the Indenture Supplement. Principal of this Series 2016-A [Class A-1][Class A-2] Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Series 2016-A [Class A-1][Class A-2] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Series 2016-A [Class A-1][Class A-2] Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Series 2016-A [Class A-1][Class A-2] Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Series 2016-A [Class A-1][Class A-2] Note will not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

*	[For the Class A-1 Notes]
†	[For the Class A-2 Notes]

Exhibit A-3

IN WITNESS WHEREOF, the Issuer has caused this Series 2016-A [Class A-1][Class A-2] Note to be duly executed.

NISSAN MASTER OWNER TRUST RECEIVABLES, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

Dated:                     , 2016

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series described therein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By
Name:
Title:

Exhibit A-4

NISSAN MASTER OWNER TRUST RECEIVABLES,

SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE

Summary of Terms and Conditions

This Series 2016-A [Class A-1][Class A-2] Note is one of a duly authorized issue of Notes of the Issuer, designated as the Nissan Master Owner Trust Receivables, Series 2016-A [Class A-1][Class A-2] Note (the “Series 2016-A [Class A-1][Class A-2] Notes”), issued under the Amended and Restated Indenture, dated as of October 15, 2003 (the “Indenture”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2016-A Indenture Supplement, dated as of July 19, 2016, (the “Indenture Supplement”), between the Issuer and the Indenture Trustee and representing the right to receive certain payments from the Issuer. The term Indenture, unless the context otherwise requires, refers to the Indenture as supplemented by the Indenture Supplement. The [Class A-1][Class A-2] Series 2016-A Notes are subject to all of the terms of the Indenture and the Indenture Supplement. All terms used in this Series 2016-A [Class A-1][Class A-2] Note that are defined in the Annex of Definitions relating to the Indenture and the other Transaction Documents or the Indenture Supplement have the meanings assigned to them in or pursuant thereto, as applicable. In the event of any conflict or inconsistency between the Annex of Definitions or the Indenture Supplement, as applicable, and this Series 2016-A [Class A-1][Class A-2] Note, the Annex of Definitions or the Indenture Supplement, as applicable, controls.

The Series 2016-A [Class A-1][Class A-2] Noteholder, by its acceptance of this Series 2016-A [Class A-1][Class A-2] Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Series 2016-A [Class A-1][Class A-2] Note for payment hereunder and that the Indenture Trustee is not liable to the Series 2016-A [Class A-1][Class A-2] Noteholders for any amount payable under this Series 2016-A [Class A-1][Class A-2] Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Series 2016-A [Class A-1][Class A-2] Note does not purport to summarize the Indenture and reference is made to the Indenture and the Indenture Supplement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Series 2016-A [Class A-1][Class A-2] Initial Principal Amount is $[●]. The Series 2016-A [Class A-1][Class A-2] Outstanding Principal Amount on any date of determination will be an amount equal to (a) the Series 2016-A [Class A-1][Class A-2] Initial Principal Amount, minus (b) the aggregate amount of principal payments made to the Series 2016-A [Class A-1][Class A-2] Noteholders on or before such date. Payments of principal of the Series 2016-A [Class A-1][Class A-2] Notes will be made in accordance with the provisions of the Indenture and the Indenture Supplement.

Subject to the terms and conditions of the Indenture and the Trust Agreement, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of Notes. The Series 2016-A Notes are included in Excess Interest Sharing Group One and Excess Principal Sharing Group One.

Exhibit A-5

On each Payment Date, the Paying Agent will distribute to each Series 2016-A [Class A-1][Class A-2] Noteholder of record on the related Record Date (except for the final distribution in respect of this Series 2016-A [Class A-1][Class A-2] Note) such Series 2016-A [Class A-1][Class A-2] Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Series 2016-A [Class A-1][Class A-2] Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to the Series 2016-A [Class A-1][Class A-2] Noteholders shall be made (i) on the due date thereof, to an account designated by the holder of this Series 2016-A [Class A-1][Class A-2] Note, in United States dollars and in immediately available funds and (ii) without presentation or surrender of any Series 2016-A [Class A-1][Class A-2] Note or the making of any notation thereon. Final payment of this Series 2016-A [Class A-1][Class A-2] Note will be made only upon presentation and surrender of this Series 2016-A [Class A-1][Class A-2] Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2016-A [Class A-1][Class A-2] Noteholders in accordance with the Indenture.

On any day occurring on or after the date on which the Series 2016-A Outstanding Principal Amount is reduced to 10% or less of the Series 2016-A Initial Principal Amount, the Issuer will have the option to redeem the Series 2016-A Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

This Series 2016-A [Class A-1][Class A-2] Note does not represent an obligation of, or an interest in, the Transferor, Nissan Motor Acceptance Corporation, Nissan Motor Co., Ltd. or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.

Each Series 2016-A Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee will treat the person in whose name this Series 2016-A [Class A-1][Class A-2] Note is registered as the owner hereof for all purposes, and none of the Issuer, the Transferor, the Indenture Trustee or any agent of the Issuer, Transferor or the Indenture Trustee will be affected by notice to the contrary.

THIS SERIES 2016-A [CLASS A-1][CLASS A-2] NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Exhibit A-6

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) the within Series 2016–A [Class A-1][Class A-2] Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                              *

Signature Guaranteed:

*	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-7

EXHIBIT B

FORM OF MONTHLY SERVICER’S STATEMENT

[On file with the Servicer]

Exhibit B-1

EXHIBIT C

FORM OF AUTHORIZED OFFICER CERTIFICATE

[Name of Servicer]

NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES 2016-A

Pursuant to Section 3.04 of the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as in effect on the date hereof, the “Transfer and Servicing Agreement”), among Nissan Wholesale Receivables Corporation II, as transferor (the “Transferor”), Nissan Master Owner Trust Receivables, as issuer (the “Issuer”) and Nissan Motor Acceptance Corporation, as servicer (the “Servicer”) and Section 5.03(a) of the Indenture Supplement, dated as of July 19, 2016 (as in effect on the date hereof, the “Indenture Supplement”) to the Amended and Restated Indenture, dated as of October 15, 2003 (as in effect on the date hereof, the “Base Indenture”; and together with the Indenture Supplement, the “Indenture”), each between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), the Servicer is required to prepare a Payment Date Statement. The undersigned, a duly Authorized Officer of the Servicer, does hereby certify in this Certificate (this “Certificate”):

(i) Capitalized terms used in this Certificate have their respective meanings set forth in the Annex of Definitions attached to the Transfer and Servicing Agreement or the Indenture Supplement, as applicable.

(ii) This Certificate is being delivered pursuant to Section 5.03(a) of the Indenture Supplement.

(iii) The undersigned is the Servicer under the Indenture and the Transfer and Servicing Agreement. The undersigned is an Authorized Officer of the Servicer.

(iv) The date of this Certificate is on, or prior to, the Determination Date related to the Payment Date occurring on                     .

(v) As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Indenture and the Transfer and Servicing Agreement through the Collection Period preceding such Payment Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Transferor and Servicer, if any, to remedy such default and (iii) the current status of each such default].

(vi) As of the date hereof, no Early Amortization Event or Event of Default has occurred and is continuing under (and as defined in) the Indenture and, to the best knowledge of the undersigned, no event or condition exists which with notice and/or the passage of time, would constitute an Early Amortization Event or Event of Default.

Exhibit C-1

(vii) The Payment Date Statement with respect to the Payment Date occurring on                      is true, complete and accurate in all material respects.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this      day of                     .

[ ],
as Servicer

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

ASSET REPURCHASE DEMAND ACTIVITY REPORT

Reporting Period:

[ ] Check here if nothing to report.

Transaction	Loan No.	Activity During Period
		Date of Reputed Demand	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand
NMOTR 2016-A

Exhibit D-1

APPENDIX A

REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS

PART I

DEFINED TERMS

Section 1.01. As used in this Appendix A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Appendix A that are defined in the Indenture Supplement to which this Appendix A is attached shall have the same meanings herein as in the Indenture Supplement:

“Commission”: The United States Securities and Exchange Commission.

Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission, including without limitation in the adopting releases Asset-Backed Securities, Securities Act Release No. 33-8518, Securities Exchange Act Release No. 34-50905, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, Securities Exchange Act Release No. 34-72982, 79 Fed. Reg. 57184 (September 24, 2014) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Securities Act”: The Securities Act of 1933, as amended.

PART II

COMPLIANCE WITH REGULATION AB

Section 2.01. Intent of the Parties; Reasonableness.

Each of the Issuer, the Indenture Trustee, the Transferor and the Servicer acknowledges and agrees that the purpose of Part II of this Appendix A is to facilitate compliance by the Issuer, the Indenture Trustee, the Transferor, and the Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Transferor shall exercise its right to request delivery of information, reports or other performance under these provisions for purposes other than compliance with Regulation AB. Each of the Issuer, the Indenture Trustee, the Transferor and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Servicer hereby agrees to reasonably comply with all reasonable requests made by the Issuer (including any of its assignees or designees), the Indenture Trustee or the Transferor, as the case may be, in good faith for delivery of such information or reports, including, without limitation, any Servicer compliance statements and reports, and assessments of compliance and attestation, as may be required under the then-current interpretations of Regulation AB.

Appendix A-1

Notwithstanding the foregoing, each of the Issuer, the Indenture Trustee, the Transferor and the Servicer hereby agree to comply with all applicable sections of Regulation AB, including, without limitation, Item 1122 of Regulation AB, which includes the delivery by the Servicer of compliance statements and assessment and attestation reports, and the Servicer shall obtain from each party participating in the servicing function the reports required by Item 1122 of Regulation AB.

Appendix A-2